EXHIBIT 10(a).

                INTERIM CASINO OPERATING AGREEMENT


                THIS AGREEMENT made the 14th day of May, 1994.

B E T W E E N:

                   ONTARIO CASINO CORPORATION,
                   a corporation established
                   pursuant to the Enabling
                   Legislation and which is for
                   all its purposes an agent of
                   Her Majesty,

                   (hereinafter referred to as "OCC"),

                                           OF THE FIRST PART,

                              - and -

                   WINDSOR CASINO LIMITED,
                   a corporation incorporated
                   pursuant to the laws of the
                   Province of Ontario,

                   (hereinafter referred to as the "Operator"),

                                           OF THE SECOND PART,

                              - and -

                   CAESARS WORLD, INC.,
                   a corporation incorporated
                   pursuant to the laws of the
                   State of Florida, CIRCUS
                   CIRCUS ENTERPRISES, INC., a
                   corporation incorporated
                   pursuant to the laws of the
                   State of Nevada and HILTON
                   HOTELS CORPORATION, a
                   corporation incorporated
                   pursuant to the laws of the
                   State of Delaware,

                   (hereinafter individually referred to as a "Participant" and, collectively, the
                   "Participants"),

                                           OF THE THIRD PART.

                WHEREAS, in response to a request for proposals dated April 19, 1993, the Operator submitted a proposal for the development, financing and operation of the Permanent Casino Complex and indicated its willingness to negotiate and finalize an agreement in respect of the Interim Casino Complex;

                AND WHEREAS the Operator has been designated as the sole and exclusive party with whom OCC will undertake further negotiations with respect to the Permanent Casino Complex;

           AND WHEREAS the parties have agreed to enter into this Agreement to provide for the development and operation of the Interim Casino Complex;

                THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party hereto), the parties hereby agree as follows:


                            ARTICLE ONE

                            DEFINITIONS

      (a) Definitions: The following definitions shall apply in the interpretation of this Agreement and the recitals and Schedules hereto:

           (i) "Adjacent Lands" means the lands in the City of Windsor legally described in Part 2 of Schedule A hereto and outlined in blue on Schedule B hereto and all appurtenances thereto;

           (ii) "Affiliate" means with respect to any Person, any legal entity which directly or indirectly Controls or is Controlled by such Person or any legal entity which is directly or indirectly Controlled by a Person which directly or indirectly Controls such Person;

           (iii) "Applicable Law" means all public laws, statutes, codes, acts, ordinances, orders, rules, regulations, Governmental Consents and Governmental Requirements, which now or at any time hereafter may be applicable to and enforceable against the relevant work or activity in question or any part thereof, including without limitation, those relating to employment, zoning, building, life safety, environment and health;

           (iv) "Approved Operating Budget" means, with respect to an Operating Year, the Operating Budget for such Operating Year as approved by OCC;

           (v) "Approved Operating Plan" means, collectively, the Approved Operating Policies and the then current
                Approved Operating Budget;

           (vi) "Approved Operating Policies" means the Operating Policies for the Interim Casino Complex as approved by OCC pursuant to Subsection 3.5(d), as amended or supplemented from time to time in accordance with the terms hereof;

           (vii) "Art Gallery Land" means the lands in the City of Windsor legally described in Part 1 of Schedule A hereto and outlined in red on Schedule B hereto and all appurtenances thereto;

           (viii) "Auditors" means such firm of independent nationally recognized chartered accountants appointed by the Operator with the approval of OCC, as the auditors for the Interim Casino Complex;

           (ix) "Base Fee" has the meaning ascribed thereto in Subsection 8.1(a)(i);

           (x) "Building" means the premises comprising the entire building having the municipal address of 445 Riverside Drive, Windsor, Ontario situate on the Art Gallery Land containing a rentable area of approximately 90,063 square feet, leased to OCC pursuant to the Interim Casino Lease together with any premises situate on the Adjacent Lands;

           (xi) "Business Day" means any day which is not a Saturday, Sunday or a day observed as a holiday under the laws of the Province of Ontario or the federal laws of Canada applicable therein;

           (xii) "Capital Renewal Reserve" means, for any period, the reserve established in the Approved Operating Budget for Capital
                     Renewals;

           (xiii) "Capital Renewals" means additions or improvements to the Interim Casino Complex, including the purchase or lease on behalf of OCC of FF&E by way of replacement, addition, construction or repair of property with a useful life of one year or more or which under generally accepted accounting principles would be classified as a capital expenditure (excluding items with a cost of $200 or less and, for greater certainty, excluding FF&E Repairs and Major Capital Improvements);

           (xiv) "Casino" means those areas located in the Building which are used for the purpose of playing or operating a Game of Chance;

           (xv) "Casino Accounts" means, collectively, the Operating Account and such other account or accounts with a financial institution or institutions designated by OCC in consultation with the Operator from time to time;

           (xvi)     "City" means The Corporation of the City of
                     Windsor;

           (xvii) "City Mortgage" means the Charge/Mortgage of Land in the principal amount of $5,000,000 dated September 30, 1993 made by the Landlord in favour of the City and registered on title to part of the Art Gallery Land and the Adjacent Lands on October 1, 1993 as Instrument Nos. 1250623 and 1250625;

           (xviii) "Commencement Date" has the meaning ascribed thereto in the Interim Casino Lease;

           (xix)     "Complex Lands" means, collectively, the Art
                     Gallery Land, those Parking Lot Lands upon which the Parking Facilities are located and, if applicable, the Adjacent Lands;

           (xx) "Contingency Reserve" has the meaning ascribed thereto in Section 8.3;

           (xxi) "Control" or "Controlled" means the right to direct the management and policies of a Person, whether directly or indirectly, or to elect a majority of the board of directors or the trustees of a Person, whether through the ownership of voting securities or by contract or otherwise;
           (xxii) "Deficiency Amounts" means, collectively, Mandatory Deferrals and Discretionary Deficiency Contributions, outstanding Pre-Opening Expenses not included in Mandatory Deferrals and accrued but unpaid Operator's Fees;

           (xxiii) "Discretionary Deficiency Contributions" has the meaning ascribed thereto in Subsection
                     4.3(g);

           (xxiv)    "Enabling Legislation" means the Ontario
                     Casino Corporation Act, 1993 (Ontario), as amended or re-enacted from time to time;

           (xxv) "ETA" means the Excise Tax Act (Canada) as amended or re-enacted from time to time;

           (xxvi) "Event of Default" has the meaning ascribed thereto in Section 10.1;

           (xxvii) "Executive Staff" means the President and Managing Director, the General Manager, the Chief Financial Officer, the Financial Controller, the Vice-President, Casino Operations, the Casino Manager, the Director of Surveillance, the Director of Non-Gaming Operations, the Casino Controller, the Director of Sales and Marketing, all department heads and designated assistant department heads, and such other employees as may be designated as such by the Operator and agreed to by OCC;

           (xxviii)  "Expert" has the meaning ascribed thereto in
                     Section 13.1;

           (xxix) "FF&E" means all furniture, furnishings, equipment (including all gaming equipment), fixtures, apparatus and other personal property used in, held in storage for use in, or required in connection with the operation of the Interim Casino Complex, other than Operating Equipment and Operating Supplies;

           (xxx) "FF&E Repairs" means, for any period, normal maintenance and repair of FF&E as contemplated in the Approved Operating Budget, expenditures in respect of which during an Operating Year will not exceed 2% of Gross Revenues for such year except where otherwise agreed by OCC and the Operator, which agreement can be reflected in the Approved Operating Budget;

           (xxxi) "Force Majeure" means any bona fide delay or state of affairs beyond the control of a party (other than as a result of financial incapacity and other than a delay or state of affairs caused by the party relying upon such Force Majeure) which shall cause or contribute towards any party being unable to fulfill or being delayed or restricted in the fulfillment of such party's obligation, including any such delay or state of affairs by reason of:

                  (I)     the non-delivery or non-availability of
                          the supply or provision of any service or the doing of any work or the making of any repairs;

                 (II)     inability to obtain any required
                          material, goods, equipment, service or
                          labour;

                (III)     Applicable Law or inability to procure
                          any required Governmental Consent;

                 (IV)     any strikes, lockouts, slow-downs or
                          other combined action of workers or
                          labour disputes;

                  (V)     litigation or threatened litigation,
                          insurrection, acts of God, war, riots or civil commotions; or

                 (VI) any breach of this Agreement by another party hereto or a delay or failure by another party hereto in providing a consent or approval (it being understood that the Participants and the Operator shall, for the purposes of this Subsection 1.1(ae), collectively constitute one party and that a consent or approval given or withheld within the time period envisaged by
                          Subsection 14.6(d) shall not constitute a delay or failure by such party for the purposes of this Subsection 1.1(ae)(vi)),

                in each case which results notwithstanding the reasonable efforts of the party relying upon such Force Majeure to prevent the same where the Force
                Majeure was reasonably foreseeable;

           (xxxii) "Game of Chance" means a lottery scheme that may be conducted and managed by a government of a province under the authority of paragraph 207(1)(a) of the Criminal Code (Canada) but does not include a lottery scheme conducted by the Ontario Lottery Corporation under the Ontario Lottery Corporation Act;

           (xxxiii) "Gaming Control Act" means the Gaming Control Act, 1992 as amended or re-enacted from time to time;

           (xxxiv)   "Gaming Control Commission" means the Gaming
                     Control Commission established under the
                     Regulatory Legislation and any successor or replacement thereto;

           (xxxv) "G.C.C. Levy" means the payments to be made under Subsection 15(1)4 of the Enabling
                     Legislation to the general fund of the Gaming Control Commission;

           (xxxvi) "Governmental Authority" means Canada, the Province of Ontario, the City, any other political subdivision in which the Interim Casino Complex is located, and any court or political subdivision, agency, commission, board or instrumentality or officer thereof, whether federal, provincial, state or local, including the Gaming Control Commission, having or exercising a jurisdiction over OCC, the Operator, a Participant, an Affiliate of a Participant or the Interim Casino Complex, but excluding OCC;

           (xxxvii) "Governmental Consent" means any licence, right, permit, franchise, privilege, direction, decree, consent, order, permission, approval or authority to be issued or provided by a Governmental Authority;

           (xxxviii) "Governmental Requirements" means all laws and agreements with any Governmental Authority that are applicable to the development or operation of the Interim Casino Complex, including without limitation, any rules, guidelines or restrictions created by or imposed by Governmental Authorities;
           (xxxix) "Gross Operating Receipts" means, for any period, the aggregate of all revenues received without duplication by or on behalf of the Operator or OCC from the operation and use of the Interim Casino Complex and any investment or interest income arising out of cash management of such revenues, all as determined in accordance with generally accepted accounting principles consistently applied, without deduction on account of the Win Tax or amounts representing GST on goods or services provided that are directly related to the conduct of Games of Chance, but excluding any amounts representing GST on goods or services provided other than those directly related to the conduct of Games of Chance;

           (xl) "Gross Revenues" means, for any period, the aggregate of all sums received without duplication by or on behalf of the Operator or OCC from or in respect of the Interim Casino Complex or any part thereof;

           (xli) "GST" means the tax imposed under Part IX of the ETA or any tax replacing such tax, including any interest and penalties thereon, provided that in the event that any similar tax is introduced by the Province of Ontario, all references to "GST", "ETA" and "Receiver General for Canada", shall apply, mutatis mutandis, with respect to such tax and its payment;

           (xlii)    "Her Majesty" means Her Majesty the Queen in
                     Right of Ontario;

           (xliii) "Impositions" means all taxes, assessments, imposts, water, sewer or other similar rents, rates and charges, levies, licence fees, permit fees, inspection fees and other authorization fees and charges, which at any time may be assessed, levied, confirmed or imposed on the Interim Casino Complex (or in each case, amounts paid in lieu thereof) or the operation thereof, including the Win Tax and the GST payable by the Operator or OCC to the Receiver General for Canada or other GST authority in respect of the operation and use of the Interim Casino Complex but excluding, for greater certainty, capital or income taxes of the Operator and the G.C.C. Levy and GST paid by the Operator or OCC for which it is entitled to an input tax credit;

           (xliv)    "Improvements" means, collectively, the
                     Building and the Parking Facilities;

           (xlv) "Incentive Fee" has the meaning ascribed thereto in Subsection 8.1(a)(ii);

           (xlvi)    "including" means including without
                     limitation;

           (xlvii) "Intellectual Property" means all trade or brand names, trade marks, trade mark registrations and applications, service marks, service mark registrations and applications, copyrights, copyright registrations and applications, patents, patent registrations and applications, trade secrets, know-how, equipment and parts lists and descriptions, instruction manuals, inventions, inventors' notes, research data, unpatented blue prints, drawings and designs, formulae, processes, technology, software and all source and object code versions thereof and all related documentation, flow charts, service/operator manuals and any enhancements, modifications or substitutions thereof and other intellectual property, together with all rights under licences, registered user agreements, technology transfer agreements and other agreements or instruments relating to any of the foregoing, but for greater certainty does not include customer lists;

           (xlviii) "Interim Casino Agreement to Lease" means the agreement to lease the Art Gallery Land and the Building dated October 1, 1993 and accepted October 12, 1993 between the Landlord and Her Majesty, including the Schedules thereto, as assigned by Her Majesty to OCC by agreement dated May 1, 1994;

           (xlix) "Interim Casino Complex" means, collectively, the Complex Lands and the Improvements;

           (l)  "Interim Casino Equipment" means the FF&E, the
                Operating Equipment and the Operating Supplies collectively;

           (li) "Interim Casino Lease" means, collectively, the Interim Casino Agreement to Lease and the Lease to be entered into pursuant to the Interim Casino Agreement to Lease substantially in the form of Schedule "D" thereto, as the same may be amended from time to time;

           (lii) "Interim Casino Opening Date" means the date on which the Casino is opened to the public;

           (liii) "Landlord" means The Art Gallery of Windsor and its successors and assigns as landlord under the Interim Casino Lease;

           (liv) "Losses" in respect of any matter, means all claims, actions, demands, proceedings, suits, losses, obligations, damages, penalties, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional and consultant fees and disbursements, interest, penalties and amounts paid in settlement) arising directly or indirectly as a consequence of such matter;

           (lv) "Major Capital Improvements" means capital improvements, renovation or refurbishing involving an addition to the Interim Casino Complex or any renovation or refurbishing designed to materially upgrade, or change the nature or image of, the Interim Casino Complex (as opposed to FF&E Repairs or items contained in that portion of the Approved Operating Budget relating to Capital Renewals);

           (lvi) "Mandatory Deferrals" has the meaning ascribed thereto in Subsection 4.3(f);

           (lvii) "Master Agreement" has the meaning ascribed thereto in the Permanent Casino Heads of Agreement;
           (lviii) "Material Agreements" means this Agreement, the Interim Casino Lease, the Parking Lot Leases and any other agreements which the parties hereto have identified and agreed in writing as being material to the development or the operation of the Interim Casino Complex;

           (lix) "Maximum Mandatory Deferral" has the meaning ascribed thereto in Subsection 4.3(f);

           (lx) "Mediation Period" has the meaning ascribed thereto in Section 13.1;

           (lxi) "Net Operating Margin" means, for any period, the Gross Operating Receipts for such period less:

                  (I) the Win Tax, up to a maximum of 20% of that portion of Gross Operating Receipts received from the conduct of Games of Chance, and other Impositions (other than GST) for such period;

                 (II)     the Operating Expenses for such period;

                (III)     FF&E Repairs for such period; and

                 (IV) the Severance Reserve and any Contingency Reserve for such period;

                but without deduction on account of interest expense, Capital Renewals, other capital expenditures, the Operator's Fee, the G.C.C. Levy, GST, depreciation and amortization, rent paid and other payments made (except for Impositions, other than GST, and Operating Expenses) under the Interim Casino Lease and the Parking Lot Leases or payments made representing repayment of Pre-Opening Expenses and interest thereon;

           (lxii) "OCC" means the Ontario Casino Corporation, the Crown corporation established pursuant to the Enabling Legislation, and its successors and permitted assigns;

           (lxiii) "Operating Account" means an account to be opened and maintained in the name of OCC with a financial institution designated by OCC in consultation with the Operator from time to time and on which designated representatives of the Executive Staff of the Operator approved by OCC shall have signing authority;

           (lxiv) "Operating Budget" means, for any period, a budget or budgets setting forth, on an annual and on a monthly basis, anticipated Gross Revenues, Gross Operating Receipts, Win Tax, Operating Expenses (and which may contain a provision for contingencies not in excess of 15% in respect of any line item therein, subject to overall contingencies not exceeding 5% of Operating Expenses), Net Operating Margin, Operator's Fee and recommended Capital Renewals, FF&E Repairs, Capital Renewal Reserves, Operating Reserves, Contingency Reserves and Severance Reserves on an accrual basis and which will state the assumptions used in its or their preparation;

           (lxv)     "Operating Equipment" means all china,
                     glassware, silverware and linens used in, or held in storage for use in, the operation of the Interim Casino Complex;

           (lxvi) "Operating Expenses" means, for any period, the aggregate, without duplication, of all expenses incurred in respect of the operation and maintenance of the Interim Casino Complex in the ordinary course during such period, including without limitation, wages, salaries, security and surveillance, energy costs, insurance premiums, property and business taxes (or amounts paid in lieu thereof) and regulatory costs and expenses (other than the G.C.C. Levy);

           (lxvii) "Operating Period" means the period beginning with the Interim Casino Opening Date and ending upon the expiration or sooner termination of this Agreement;

           (lxviii) "Operating Policies" means a collective term for the standards, policies and procedures to be adopted in connection with the operation of the Interim Casino Complex including hiring and training policies and procedures, human resource programs, marketing programs, insurance and bonding, credit and collection, security (both physical and gaming), cash management and investment policies and purchasing and inventory policies and procedures;

           (lxix) "Operating Reserve" means, for any Operating Year, the reserve which the parties have agreed shall be established in the Approved Operating Budget to satisfy those amounts identified in Subsections 4.3(d)(i), (ii),
                     (iii), (iv), (vi) and (vii) for a period of at least three months during such Operating Year (assuming a 12 month Operating Year) in the event that Gross Revenues received will be insufficient to pay such amounts together with any additional reserve as may be agreed to by the Operator and OCC to ensure the continuous and orderly operation of the Interim Casino Complex;

           (lxx) "Operating Supplies" means consumable items used in, or held in storage for use in, the operation of the Interim Casino Complex, including food and beverages, fuel, soap, cleaning material, matches, stationery and other similar items and with respect to the gaming operation, chips, tokens, markers, cards and other similar items needed for such operation;

           (lxxi) "Operating Year" means the calendar year, provided that the first Operating Year shall commence on the Interim Casino Opening Date and shall end on December 31, 1994 and the last Operating Year shall end on the last day of the Term;

           (lxxii) "Operator" means Windsor Casino Limited, its successors and permitted assigns;

           (lxxiii) "Operator's Fee" has the meaning ascribed thereto in Section 8.1;

           (lxxiv) "Outstanding Pre-Opening Expenses" has the meaning ascribed thereto in Section 11.2;

           (lxxv) "Parking Facilities" means the surface parking facilities in respect of which Parking Lot
                     Leases have been entered into by the Operator in and upon one or more of the sites comprising the Parking Lot Lands;

           (lxxvi) "Parking Lot Lands" means the lands in or near the City of Windsor identified by OCC and the Operator as being possible locations for the Parking Facilities;

           (lxxvii) "Parking Lot Leases" means, collectively, the agreements to lease the Parking Lot Lands entered into by the Operator, as tenant, and the respective owners of the Parking Lot Lands, as landlord, and the formal leases entered into pursuant thereto;

           (lxxviii) "Participant Data Bases" means, collectively, the data bases and related software developed by each of the Participants containing the list of, and other information relating to, those existing customers of each of the Participants resident within a 250 mile radius of the City of Windsor, as such list and information is up-dated by the Participants from time to time;

           (lxxix) "Participant Properties" means, collectively, all hotels and/or casinos other than the Interim Casino Complex managed or operated by a Participant or a combination of Participants or any Affiliate of a Participant or a combination of Participants or the Operator;

           (lxxx) "Participant Services" means a collective term for:

                  (I) the worldwide network of branch offices, sales offices, reservation offices and casino offices operated by the
                          Participants, including

                     (II) the Hilton Reservation Service, and

                     (III)     sales offices and affiliate
                               locations, including Caesars Worlds
                               Marketing, and

                 (IV)     programs of advertising and business
                          promotion for Participant Properties
                          which are conducted by any of the
                          Participants,

                and which are available to the Participant
                Properties;

           (lxxxi) "Participants" means the parties of the third part hereto and their respective successors and permitted assigns;

           (lxxxii) "Permanent Casino Complex" has the meaning ascribed to the term "Project" in the Permanent Casino Heads of Agreement;

           (lxxxiii) "Permanent Casino Heads of Agreement" means the agreement entitled "Heads of Agreement" made as of even date herewith between the parties hereto, as such agreement is amended and/or supplemented from time to time;

           (lxxxiv)  "Permitted Debt" means:

                  (I)     any indebtedness for trade payables,
                          accounts payable and accruals incurred or arising out of the ordinary course of business; and

                 (II)     any indebtedness under any contract
                          authorized or contemplated under this
                          Agreement, the Permanent Casino Heads of
                          Agreement or the Master Agreement;

                but shall not include any indebtedness for borrowed money unless agreed to by OCC or such borrowing has been incurred to fund Pre-Opening Expenses or is necessary for funding any Discretionary Deficiency Contributions;

           (lxxxv)   "Permitted Encumbrances" means:

                  (I)     liens for taxes, assessments and
                          governmental charges due and being
                          contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);

                 (II)     servitudes, easements, restrictions,
                          rights-of-way and other similar rights in real property or any interest therein;

                (III) undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and statutory liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any Governmental Authority that have not at the time been filed or registered against the title to the asset or served upon the Operator pursuant to law or that relate to obligations not due or delinquent;

                 (IV) assignments of insurance provided to landlords pursuant to the terms of any lease, and liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

                  (V) security given in the ordinary course of the Operator's business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the Operator's business, other than security for borrowed money;

                 (VI)     the reservations in any original grants
                          from the Crown of any real property or
                          interest therein and statutory exceptions to title;

                (VII)     encumbrances affecting the title to the
                          Complex Lands as of the date hereof
                          (including the City Mortgage); and

               (VIII) any purchase money mortgage, charge, pledge, lien or security interest affecting any particular asset (and only such asset) and created to secure payment of all of the purchase price of such asset;

           (lxxxvi) "Person" or "person" means any individual, partnership, corporation, joint venture, association, joint stock company, trust, unincorporated organization or a Governmental Authority, and "corporation" shall include "company" and vice versa;

           (lxxxvii) "Pre-Opening Expenses" means amounts incurred and paid by the Operator in connection with the provision by it of the Pre-Opening
                     Services and approved by OCC from time to time through a budget or otherwise;

           (lxxxviii)     "Pre-Opening Period" means the period
                          from December 6, 1993 to the Interim
                          Casino Opening Date;

           (lxxxix) "Pre-Opening Services" means, collectively, the services to be provided by the Operator in connection with:

                  (I)     the Renovations as detailed in Section
                          3.2;

                 (II)     the Parking Facilities as detailed in
                          Section 3.3;

                (III)     the acquisition and installation or
                          storage of the Interim Casino Equipment
                          as detailed in Section 3.4; and

                 (IV)     the other matters set forth in Section 3.5;

           (xc) "Prime Rate" means the rate of interest per annum established and reported by Canadian Imperial Bank of Commerce to the Bank of Canada from time to time as a reference rate of interest in order to determine the interest rate it will charge for demand loans in Canadian funds to its Canadian customers and which it refers to as its "prime lending rate" or "prime rate";

           (xci)     "Regulatory Legislation" means the Gaming
                     Control Act and all regulations made
                     thereunder and all mandatory directives and orders issued thereunder or pursuant thereto;

           (xcii) "Reimbursement Rate of Interest" means 10% per annum calculated and compounded monthly;

           (xciii) "Renovation Plans" means the construction plans and specifications relating to the construction and development of the Renovations developed or adopted by the Operator and approved by OCC from time to time;

           (xciv) "Renovations" means the renovations to the Building contemplated by the Renovation Plans and includes all related fixtures, equipment and attachments;

           (xcv) "Severance Reserve" has the meaning ascribed thereto in Section 11.4;
           (xcvi)    "Shareholders' Agreement" means the
                     shareholders' agreement for the Operator to be entered into between the Participants and/or
                     Affiliates of the Participants and the
                     Operator;

           (xcvii) "Term" means the period from and including the date hereof to and including the last day of the stated term of the Interim Casino Lease, being April 30, 1997; and

           (xcviii) "Wilful" means a voluntary, purposeful and intentional act intended to do something forbidden by this Agreement or Applicable Law, to breach this Agreement or violate Applicable Law, or to fail to do something required by this Agreement or Applicable Law.
                     Furthermore, the "wilful breach", "wilful non-performance", "wilful misconduct" and "wilful act" shall be limited in the case of (i) any Participant, to a wilful breach, wilful non-performance, wilful misconduct or wilful act authorized by the shareholders or Board of Directors of such Participant; and (ii) the Operator and OCC, to a wilful breach, wilful non-performance, wilful misconduct or wilful act authorized by the shareholders, Board of Directors or the following key officers, President and Managing Director, General Manager or Chief Financial Officer of their respective corporations. The parties agree that, except for the employees specifically referred to above, the wilful breach, wilful non-performance, wilful misconduct or wilful act of a party's employee(s) shall not be deemed a wilful breach, wilful non-performance, wilful misconduct or wilful act of a party. The wilful breach, wilful non-performance, wilful misconduct or wilful act of any employee(s) other than the officers named above (as to the Operator and OCC, as the case may be) will not be imputed or attributed to the employer for this purpose; and

           (xcix) "Win Tax" means payments to be made under Subsection 15(1)2 of the Enabling Legislation to the Consolidated Revenue Fund of the Province of Ontario.

      (b) Schedules: The Schedules attached to this Agreement and listed below shall have the same force and effect as if the information contained therein were contained in the body of this
Agreement:

                Schedule A     -    Legal Descriptions of Art
                                    Gallery Land and Adjacent Lands
                Schedule B     -    Interim Casino Site

      (c) Currency: References to money herein are references to lawful money in Canada.

                            ARTICLE TWO

                      APPOINTMENT OF OPERATOR

      (a)  Appointment of Operator as Independent Contractor:
Subject to Section 2.2, OCC hereby retains, on a sole and exclusive basis, the Operator as an independent contractor to improve, develop, operate and maintain the Interim Casino Complex in accordance with this Agreement, the Approved Operating Policies and the then current Approved Operating Budget for the Term. The Operator hereby accepts such appointment as independent contractor upon and subject to the terms, conditions, covenants and provisions set forth herein. In connection with this appointment, the Operator shall not enter into any agreements with third parties as agent of OCC or otherwise hold itself out as a disclosed agent acting on behalf of OCC as principal.

      (b)  Appointment of Operator as Agent:  Notwithstanding
Section 2.1, OCC hereby appoints the Operator as OCC's sole and exclusive agent to operate on its behalf the Games of Chance to be carried on in the Casino in accordance with this Agreement, the Approved Operating Policies and the then current Approved Operating Budget for the Term. The Operator hereby accepts such appointment as agent upon and subject to the terms, conditions, covenants and provisions set forth herein.

      (c) Limitation on Authority of Operator: The Operator hereby acknowledges and agrees that the Province of Ontario must conduct and manage all Games of Chance to be carried on in the Interim Casino Complex as required under paragraph 207(1)(a) of the Criminal Code (Canada). In order to ensure compliance with such provision, in addition to any other limitations on the powers and authority of the Operator as set forth herein, the Operator shall not take any action which the Operator believes would have a material effect or could reasonably be expected to have a material effect on the operations, affairs, condition or prospects of the Casino without obtaining the approval of OCC. Without limiting the foregoing:

           (i) the Operator shall not take any action in connection with the operation of the Interim Casino Complex that is inconsistent in any material respect with the Approved Operating Policies without the approval of OCC; and

           (ii) OCC and its authorized representatives shall, in accordance with the Approved Operating Plan, be provided with working space and office support in or near the Casino and shall be entitled to access to all areas of the Casino.

                In acting hereunder in all matters relative to this Agreement and in approving or consenting to any matter hereunder not otherwise specifically provided for, OCC and the Operator shall act in a reasonable manner taking into account the requirements of paragraph 207(1)(a) of the Criminal Code (Canada) and the Operator's and Participants' advice stemming from their knowledge and experience as owners and operators of casino properties and the gaming industry generally.

      (d) Access to Building: In order for the Operator to perform its services hereunder, subject to Applicable Law, OCC agrees to provide the Operator with full access to the Building.


                           ARTICLE THREE

                        PRE-OPENING PERIOD

      (a) Pre-Opening Services: During the Pre-Opening Period, and subject to OCC's approval where required hereunder, the Operator shall provide the Pre-Opening Services. The Pre-Opening Expenses, together with GST, shall, during the term of this Agreement, be recoverable from Gross Revenues in accordance with, subject to and to the extent provided in Subsection 4.3(d) hereof, and upon termination of this Agreement, shall be repaid in accordance with and to the extent set forth in this Agreement.

      (b) Renovations: The Operator shall, as independent contractor, use its reasonable efforts to complete the Renovations in accordance with Applicable Law and in all material respects in accordance with the Renovation Plans.

      (c) Parking Facility Arrangements: OCC and the Operator have identified certain locations comprising the Parking Lot Lands as being suitable sites for the Parking Facilities. OCC and the Operator shall:

           (i) proceed diligently and in good faith to determine which one or more of such locations will be required to adequately service the parking requirements of the Casino; and

           (ii) thereafter diligently commence and pursue negotiations with the owners of such locations for the lease of such lands to the Operator and the development and operation of the Parking Facilities thereon by the Operator on terms acceptable to OCC and the Operator, all with the objective that the completed Parking Facilities will be available on or before, or as soon as reasonably practicable after, the Interim Casino Opening Date. The Operator shall develop plans, policies and procedures with the objective that the Parking Facilities shall effectively and efficiently service the parking requirements of the Casino (including the establishment and operation of valet and shuttle services).

      (d) Interim Casino Equipment: The Operator shall consult with and make recommendations to OCC with respect to the Interim Casino Equipment to be acquired for the Interim Casino Complex and thereafter, as agent for OCC, purchase or lease the Interim Casino Equipment to be used in the Casino and as independent contractor purchase or lease the Interim Casino Equipment to be used in those parts of the Interim Casino Complex other than the Casino, and install the same in the Interim Casino Complex or, as appropriate, place the same in storage pending the need for use of the same in the Interim Casino Complex.

      (e) Other Services: The Operator shall, as independent contractor:

           (i) use its reasonable efforts to ensure that it and all Persons retained by it or on its behalf for the provision of goods or services for or to the Interim Casino Complex are registered as suppliers as required under the Regulatory Legislation;

           (ii) use its reasonable efforts to obtain all necessary Governmental Consents required for the operation of the Interim Casino Complex in accordance with Applicable Law;

           (iii) identify, select, interview, hire and train personnel to be employed in the operation, renovation and development of the Interim Casino Complex, all such personnel to be employees of the Operator and not OCC;

           (iv) in consultation with OCC, prepare and obtain OCC's approval to the Operating Policies for the Interim Casino Complex;

           (v) from and after the Commencement Date and only during the Pre-Opening Period, remit directly to the Landlord as and when due all rent and other monies payable by the tenant under the Interim Casino Lease, unless the payment of such rent or other monies is being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);


           (vi) at the request of OCC, deliver within 30 days a certified cheque in the amount of $5,000,000 payable to the City, such that OCC may deliver the same to the City in consideration for an assignment of the City Mortgage in registerable form; and

           (vii) perform such other services and employ such personnel and consultants and professional advisers and do such other things as it may deem necessary or advisable, acting reasonably, in preparation of the Interim Casino Complex for operations.


                           ARTICLE FOUR

                         OPERATING PERIOD

      (a) Services: During the Operating Period, the Operator shall, in compliance with this Agreement and the then current Approved Operating Budget and in all material respects in accordance with the Approved Operating Policies, perform, or cause to be performed for the account and expense of the Interim Casino Complex, the following services:

           (i) use its reasonable efforts to obtain and maintain all Governmental Consents required in connection with the proper, efficient and legal operation of the Interim Casino Complex;

           (ii) use its reasonable efforts to do or cause to be done all such things relating to the operation of the Interim Casino Complex which are necessary to ensure compliance with Applicable Law;

           (iii) perform and, where desirable, contract for all things necessary for the proper, efficient and secure operation of, and the repair, redecoration and maintenance in good working order and appearance of, the Interim Casino Complex and perform such other actions in or about the Interim Casino Complex as it may, acting reasonably, consider necessary or advisable to carry out the intent of this Agreement;

           (iv) use its reasonable efforts to negotiate and finalize concessions, licences or other arrangements with respect to other space and facilities in the Interim Casino Complex;

           (v) purchase or lease such Operating Equipment and Operating Supplies as it may, acting reasonably, consider necessary or advisable for the proper operation of the Interim Casino Complex; and

           (vi) to the extent not completed by the Interim Casino
                Opening Date, diligently pursue the completion of the Pre-Opening Services.

Notwithstanding anything contained in this Agreement, the parties acknowledge and agree that neither the Operator nor any of the Participants, as the case may be, shall be required to perform any obligation under this Agreement which requires it to expend its own funds except:

                 (I) to satisfy claims against the Operator (as to the Operator) or any Participant (as to such Participant) arising out of Sections 12.1 and 12.3, respectively;

                (II)      to satisfy the deferral obligations of
                          the Operator under Subsections
                          4.3(f)(iii) and 4.3(f)(iv); and

               (III) to satisfy the Operator's obligations to make a repayment of Operator's Fees pursuant to Subsection 8.1(c);

provided, however, this is not intended to release the Operator in its capacity as a separate corporation to expend its own funds to effect actions consistent with its existence as a separate entity including maintenance of its existence and maintenance of its registration.

      (b) Annual Operating Budget: In furtherance of its obligation to operate all aspects of the Interim Casino Complex, the Operator shall, not less than 45 days and not more than 60 days prior to the start of an Operating Year, submit to OCC for its approval the proposed Operating Budget for the Interim Casino Complex for the ensuing Operating Year and thereafter submit to OCC for its approval orderly revisions of such Approved Operating Budget from time to time. In its preparation of such Operating Budget, the Operator shall base its estimates upon the most recent and reliable information then available, taking into account the location of the Interim Casino Complex and its experience and knowledge. The parties acknowledge that the Operating Budget consists of projections that may not necessarily be achieved. If OCC shall fail to approve any proposed Operating Budget within 30 days of its submission by the Operator, or to submit its objections to the Operator within such period, then OCC shall be deemed to have approved such proposed Operating Budget. If OCC objects to certain portions of the proposed Operating Budget, the undisputed portions of the proposed Operating Budget shall be deemed to be approved and, until the disputed portions are approved, the corresponding items in the Approved Operating Budget for the immediately preceding Operating Year (as adjusted by the percentage increase in the Consumer Price Index last published immediately before the time the Operating Budget was submitted to OCC for its approval over the Consumer Price Index last published before the Operating Budget for the previous operating year was submitted to OCC for its approval) shall be substituted in the proposed Operating Budget in respect of such disputed portions. The mere fact that an amount or expense is contemplated by the Approved Operating Budget shall not in and of itself require the Operator to expend such amount or incur such expense.

      (c) Accounting and Distribution of Funds: In furtherance of its obligation to operate all aspects of the Interim Casino
Complex, the Operator shall perform the following accounting and financial services:

           (i) Monthly Reports: The Operator shall, within 20 days after the end of each month, prepare and submit to OCC written reports, in a format approved by OCC, for the Interim Casino Complex setting out:

                  (I) income and expense statements for the Interim Casino Complex on a departmental basis for the preceding month and the year to date on an accrual basis with comparisons to the Approved Operating Budget and showing separately for the preceding month, the computation of the Operator's Fee proposed to be paid for such preceding month, and a balance sheet;

                 (II)     an operating statement reconciling
                          Capital Renewal Reserves and Operating
                          Reserves taken in previous months to
                          Capital Renewals and Operating Expenses
                          incurred and paid; and

                (III)     bank reconciliations of the Casino
                          Accounts as at the end of the previous
                          month.

           (ii) Banking: The Operator shall handle all banking necessary for the due performance of the Operator's accounting and administrative functions under the provisions of this Agreement and for the receipt and disbursements of all monies pertaining to the Interim Casino Complex required to be attended to by the Operator under the provisions of this Agreement.

           (iii) Operating Account: The Operator shall, subject to the establishment and maintenance of appropriate petty cash funds and gaming bankroll (including but not limited to money in machines, at tables, cashier's desk and the house vaults as required for operators), deposit in the appropriate Casino Accounts in the normal course and without delay all Gross Revenues and all other cash, cheques and other negotiable instruments which come into the Operator's hands pursuant to the provisions of this Agreement. No funds shall be disbursed from the Casino Accounts except in accordance with Subsections 4.3(d) and (e).

           (iv) Casino Account Distributions and Reserves:  The
                Operator shall, in accordance with the Approved
                Operating Plan, withdraw from, or reserve in the Casino Accounts, the following amounts:

                  (I)     winnings to players of Games of Chance;

                 (II)     payments for Win Tax, as and when due;

                (III) payments of Impositions, as and when due, and any GST payable by OCC or the Operator (without duplication of any recovery hereunder by the Operator for Impositions) on amounts described in Subsections 4.3(d)(ii), (iv), (v), (vi),
                          (vii) and (xi) hereof;

                 (IV)     payments of rent and other amounts as
                          required under the Interim Casino Lease
                          and the Parking Lot Leases, as and when
                          due;

                  (V)     payments representing repayment of
                          Pre-Opening Expenses on a straight-line
                          amortization basis over the unexpired
                          term of this Agreement or such shorter
                          period of time as may be agreed to by the Operator and OCC, including interest on such amounts at the Reimbursement Rate of Interest until paid;

                 (VI)     payments for Operating Expenses as set
                          forth in the Approved Operating Budget;

                (VII)     payments for (A) FF&E Repairs in
                          accordance with the Approved Operating
                          Budget and (B) Capital Renewals in
                          accordance with the Approved Operating
                          Budget;

               (VIII)     Capital Renewal Reserves, Operating
                          Reserves, Contingency Reserves and
                          Severance Reserves as established in the Approved Operating Budget;

                 (IX)     payments representing repayment of
                          Mandatory Deferrals made by the Operator pursuant to Subsection 4.3(f) during prior periods, together with accrued and unpaid interest thereon;

                  (X)     payments representing repayment of
                          Discretionary Deficiency Contributions
                          made by the Operator pursuant to
                          Subsection 4.3(g) during prior periods,
                          together with accrued and unpaid interest thereon;

                 (XI)     payment of the Operator's Fee including
                          deferrals pursuant to Subsection
                          4.3(f)(iii); and

                (XII)     the balance existing at the end of each
                          calendar month shall be wired to an
                          account designated by OCC within 20 days of the end of each such month.

                The Operator shall not overdraw the Casino
                Accounts. For greater certainty, the Operator shall only be required to pay or reserve for the amounts referred to in this Subsection 4.3(d) to the extent there are monies in the Casino Accounts to make such payment or to maintain such reserve.

           (v) Cash Management: The Operator shall adhere in all material respects to cash management policies and procedures approved by OCC in consultation with the Operator, including the establishment of and transfers to Casino Accounts in addition to the Operating Account.

           (vi) Mandatory Deferrals: The parties agree to establish the Operating Reserve. In the event monies in the Casino Accounts are at any time insufficient to pay any amounts set out in Subsection 4.3(d)(i), (ii), (iii), (iv), (vi) or
                (vii), the Operator shall:

                 (I) defer reserves or payments in respect of the amounts set out in Subsection 4.3(d)(viii) budgeted for such period and defer any Capital Renewals to the extent reasonable under the circumstances;

                (II) be entitled to pay any such amounts as set out in Subsection 4.3(d)(i), (ii),
                          (iii), (iv), (vi) or (vii) out of the
                          Operating Reserve and then out of the
                          Capital Renewals Reserve established
                          pursuant to this Agreement;

               (III)      defer the payment of the Operator's Fee
                          for a period of up to three months; and

                (IV)      defer the repayment of Pre-Opening
                          Expenses ("Mandatory Deferrals") in an
                          amount no greater than an amount equal to three months of the principal payments which the Operator is entitled to receive in respect of the repayment of Pre-Opening Expenses (the "Maximum Mandatory Deferral"), provided that the Operator shall have no obligation to continue to defer repayment of Pre-Opening Expenses in excess of the Maximum Mandatory Deferral.

                Pre-Opening Expenses which are the subject of Mandatory Deferrals shall bear interest, commencing on the 90th day that the Pre-Opening Expenses have been so deferred, at a rate per annum equal to the greater of (i) the Reimbursement Rate of Interest and (ii) the Prime Rate in effect on the last day of the deferral period, plus 1%, calculated and compounded monthly.

           (vii) Discretionary Deficiency Contributions: In the event the monies in the Casino Accounts are at any time insufficient to pay or reserve for the amounts set out in Subsections 4.3(d)(i) to (vii)(A) both inclusive, the Operator may elect to deposit funds ("Discretionary Deficiency Contributions") into the appropriate Casino Accounts to cover such deficiency. Any such Discretionary Deficiency Contributions (other than advances in respect of the amounts set out in Subsection 4.3(d)(v)) shall bear interest at a rate of interest to be agreed upon between OCC and the Operator prior to the making of such Discretionary Deficiency Contributions.

           (viii) Accounting/No Commingling: The Operator acknowledges that all monies received by the Operator pursuant to any of the obligations provided for in this Agreement shall be accounted for and in the manner provided for in Subsections 4.3(c) and (d). The Operator shall not commingle in the Casino Accounts funds pertaining to the Interim Casino Complex with funds which are unrelated to the Interim Casino Complex.

           (ix) Books of Account; Information: The Operator at all times shall maintain at or near the Casino appropriate books of account and records with respect to all transactions entered into in performance of this Agreement. OCC and its authorized representatives shall have the right contemplated by the Enabling Legislation to obtain information with respect to the Interim Casino Complex and the Operator and to cause such inspections of the reports, accounts, records and other documents maintained by the Operator pursuant to this Agreement relating to the Interim Casino Complex to be made as may be reasonable in the circumstances.

           (x) Method of Keeping Accounts: The Operator shall maintain the Operator's accounts with respect to matters arising under this Agreement in such a manner as to enable OCC to readily extract financial statements pertaining to the Interim Casino Complex.

           (xi) Furnish Information to Auditors: The Operator shall, after reasonable notice from OCC or the Auditors, make available to the Auditors such information and material as may be reasonably required by such Auditors for the purpose of their audit and otherwise give such cooperation as may be necessary for such Auditors to carry out their duties in respect of the Interim Casino Complex, as the case may be.

           (xii) Financial Statements: The Operator shall deliver to OCC as soon as practicable and, in any event, within 90 days after the end of each Operating Year, the annual audited financial statements of the Interim Casino Complex as at the end of each such Operating Year, such financial statements to consist of at least a balance sheet as at the end of the Operating Year and statements of earnings, retained earnings and changes in financial position for the Operating Year then ended.

      (d) No Duplication: The interpretation of this Agreement shall not permit a receipt, payment, reserve or reimbursement to be duplicated.

      (e) Repayment of Deficiency Amounts: Deficiency Amounts and accrued and unpaid interest thereon shall, during the term of this Agreement, be repaid to the Operator from future Gross Revenues received to the extent Gross Revenues are available for such purpose after payment of the amounts set out in Subsections 4.3(d)(i) to (vii)(A) both inclusive. Upon termination of this Agreement (by effluxion of time or otherwise), outstanding Deficiency Amounts (to the extent not recovered or recoverable pursuant to Section 11.2) and any accrued and unpaid interest thereon shall be repaid:

           (i) from any of the Capital Renewal Reserve, the Operating Reserve, the Severance Reserve and the Contingency Reserve to the extent there is any amounts remaining in such Reserve after satisfying in full all liabilities for which such Reserve was established;

           (ii) from time to time from future Gross Revenues received to the extent Gross Revenues (and for the purposes of this Subsection 4.5(b), "Gross Revenues" includes revenues received from or in respect of the Permanent Casino Complex) are available for such purpose after payment of amounts set out in Subsections 4.3(d)(i) to (iv), both inclusive (or in the case of the Permanent Casino Complex, after payment of like amounts); and

           (iii) forthwith upon the appointment by OCC of a replacement third party operator for the Interim Casino Complex or the Permanent Casino Complex, if such appointment is made within two years of the termination of this Agreement.

The Operator and the Participants shall have no recourse against Her Majesty or OCC or their respective assets for the repayment of any Deficiency Amounts or interest thereon except as set out in this Section 4.5 and Sections 8.1 and 11.2.

      (f) OCC Review of Financial Statements: OCC shall be entitled to submit any objection it may have with respect to the financial statements contemplated by Subsection 4.3(l), including without limitation the computation of Gross Operating Receipts, Net Operating Margin and Operator's Fee, within 540 days after submission of the same by the Operator. If OCC does not submit any objections in respect of such financial statements within such 540 day period, then OCC shall not be entitled to object to or take issue with such financial statements or the computation of Gross Operating Receipts, Net Operating Margin or Operator's Fee with respect to the Operating Year addressed by such financial statements; provided that it is expressly understood and agreed that the failure of OCC to object to or take issue with such financial statements within such 540 day period shall not:

           (i) preclude OCC from subsequently taking any action or exercising any remedies available at law by reason of any fraudulent misrepresentation contained in such financial statements or the audit thereof; or

           (ii) preclude Her Majesty or other Governmental
                Authority from objecting to or taking issue with such financial statements or the computation of any item therein under any Applicable Law.

      (g) Major Capital Improvements: Any Major Capital Improvements in addition to those to be undertaken as part of the Pre-Opening Services shall only be undertaken to the extent and on terms mutually agreed upon by the Operator and OCC.
      (h) Extended Deferrals: In the event that, in the reasonable anticipation of the Operator, monies in the Casino Accounts are or will be at any time insufficient to pay the amounts set out in Subsections 4.3(d)(i) through (xi) (taking into account the reserves available or that will be available as contemplated by Subsection 4.3(d)(viii) and after taking into account the deferrals contemplated by Subsection 4.3(f)), the parties agree as follows:

           (i) the Operator shall thereafter operate the Interim Casino Complex with a view to minimizing Operating Expenses provided, however, the Operator shall not be required to provide any funds to continue the operation of the Interim Casino Complex;

           (ii) the parties will discuss in good faith for a period of at least 30 days appropriate remedial action to prevent the depletion of the Operating Reserve; and

           (iii) if after exhaustion of the Operating Reserve and the Capital Renewal Reserve and the deferrals contemplated by Subsection 4.3(f) there are insufficient funds in the Casino Accounts to pay the amounts set out in Subsections 4.3(d)(i) to (xi) and the parties have been unable to agree upon appropriate remedial action, then:

                 (I)      the Operator shall be entitled to cease
                          to operate the Interim Casino Complex;

                (II)      the Operator shall be entitled to
                          terminate this Agreement on 15 days'
                          notice to OCC; and

               (III)      the Operator shall be entitled to be
                          repaid outstanding Deficiency Amounts in accordance with, and subject to, Section 4.5.


                           ARTICLE FIVE

                  REPRESENTATIONS AND WARRANTIES

      (a) Representations and Warranties of the Operator: The Operator represents and warrants as of the date hereof as follows and acknowledges that OCC is relying on such representations and warranties in connection with the transactions contemplated by this
Agreement:

           (i) Organization: The Operator is a corporation duly incorporated and organized under the laws of the Province of Ontario.

           (ii) Ownership of Operator:  Each of the Participants
                Controls 1/3 of all of the issued and outstanding shares of the Operator.

           (iii) Options: No Person, other than a Participant or an Affiliate of a Participant, has any right or option, contingent or otherwise, to acquire any of its capital stock.

           (iv) Capacity and Authorization: The Operator has all necessary capacity, power and authority to enter into and to carry out the provisions of this Agreement and all other documents which may be necessary to give effect to the transactions contemplated by this Agreement. This Agreement has been duly authorized by the Operator and constitutes a valid and binding obligation of the Operator, enforceable against the Operator in accordance with its terms. All other agreements referred to in this Agreement which have been entered into in accordance with this Agreement and to which the Operator is a party, have been duly authorized by the Operator and constitute valid and binding obligations of the Operator, enforceable against the Operator in accordance with their terms.

           (v) No Violation: Neither the execution and delivery of this Agreement or any other agreement expressly contemplated by this Agreement nor the fulfilment of or compliance with the terms and conditions hereof or thereof:

                  (I)     conflicts with or will conflict with or
                          result in a breach of any of the terms,
                          conditions or provisions of or constitute a default under the constating documentation of the Operator; or

                 (II) conflicts in a material respect with or will conflict in a material respect with or result in a material breach of any of the terms, conditions or provisions of or constitute a material default under any agreement, licence or other instrument to which the Operator is a party or by which it is bound.
           (vi) Litigation: To its knowledge after due inquiry, except as has been disclosed by the Operator to OCC in writing, there are no actions, suits or proceedings pending or threatened against the Operator which could reasonably be expected to materially adversely affect its ability to perform its obligations under this Agreement or which could reasonably be expected to materially adversely affect the development, financing or operation of the Interim Casino Complex.

           (vii) Registration: The Operator is registered as a supplier under the Regulatory Legislation.

      (b) Representations and Warranties of the Participants: Each Participant represents and warrants as to itself as of the date hereof as follows and acknowledges that OCC is relying on such representations and warranties in connection with the transactions contemplated by this Agreement:

           (i) Organization: The Participant is a corporation duly incorporated and organized under the laws of its governing jurisdiction.

           (ii) Control: The Participant Controls 1/3 of all of the issued and outstanding shares of the Operator.

           (iii) Options: No Person, other than a Participant or an Affiliate of a Participant, has any right or option, contingent or otherwise, to acquire any of the capital stock of the Operator owned by the Participant.

           (iv) Capacity and Authorization: The Participant has all necessary capacity, power and authority to enter into and to carry out the provisions of this Agreement and all other documents which may be necessary to give effect to the transactions contemplated by this Agreement. This Agreement has been duly authorized by the Participant and constitutes a valid and binding obligation of the Participant, enforceable against the Participant in accordance with its terms. All other agreements referred to in this Agreement which have been entered into in accordance with this Agreement and to which the Participant is a party, have been duly authorized by the Participant and constitute valid and binding obligations of the Participant, enforceable against the Participant in accordance with their terms.

           (v) No Violation: Neither the execution and delivery of this Agreement or any other agreement expressly contemplated by this Agreement nor the fulfilment of or compliance with the terms and conditions hereof or thereof:

                  (I) conflicts with or will conflict with any of the terms, conditions or provisions of or constitute a default under the constating documentation of the
                          Participant; or

                 (II) conflicts in a material respect with or will conflict in a material respect with or result in a material breach of any of the terms, conditions or provisions of or constitute a material default under any material agreement, licence or other instrument to which the Participant is a party or by which it is bound; provided, however, to the extent that a consent or an approval of a third party is required in accordance with the terms, conditions or provisions of any material agreement, licence or other instrument to which the Participant is a party or by which it is bound, it will obtain any required consent or approval.

           (vi) Litigation: To its knowledge after due inquiry, except as has been disclosed by the Participant to OCC in writing, there are no actions, suits or proceedings pending or threatened against the Participant which could reasonably be expected to materially adversely affect its ability to perform its obligations under this Agreement or which could reasonably be expected to materially adversely affect the development, financing or operation of the Interim Casino Complex.

      (c) Representations and Warranties of OCC: OCC represents and warrants as of the date hereof as follows and acknowledges that the Operator and the Participants are relying on such representations and warranties in connection with the transactions contemplated by this Agreement:

           (i) Organization: OCC is a corporation duly established and organized under the laws of the Province of Ontario.

           (ii) Capacity and Authority: OCC has all necessary capacity, power and authority to enter into this Agreement as agent of Her Majesty and to carry out the provisions of this Agreement and all other documents which may be necessary to give effect to the transactions contemplated by this Agreement. This Agreement has been duly authorized by OCC. All other agreements referred to in this Agreement which have been entered into in accordance with this Agreement and to which OCC is a party have been duly authorized by OCC.

           (iii) No Violation: Neither the execution and delivery of this Agreement or any other agreement expressly contemplated by this Agreement nor the fulfilment of or compliance with the terms and conditions hereof or thereof:

                  (I)     conflicts with or will conflict with or
                          result in a breach of any of the terms,
                          conditions or provisions of or constitute a default under the constating documentation of OCC; or

                 (II) conflicts in a material respect with or will conflict in a material respect with or result in a material breach of any of the terms, conditions or provisions of or constitute a material default under any material agreement, licence or other instrument to which OCC is a party or by which it is bound.

           (iv) Litigation: To its knowledge after due inquiry, except as has been disclosed by OCC to the Operator in writing, there are no actions, suits or proceedings pending against OCC which could reasonably be anticipated to materially adversely affect its ability to perform its obligations under this Agreement or the agreements contemplated herein.

      (d) Survival of Representations and Warranties: The representations and warranties of the parties contained herein shall survive the execution and delivery of this Agreement and shall remain in full force and effect during the Term.


                            ARTICLE SIX

                             COVENANTS

      (a) Affirmative Covenants of the Operator: In addition to the other covenants and obligations to be performed by the Operator hereunder, the Operator agrees, subject to the final paragraph of
Section 4.1, to do the following during the term of this Agreement:

           (i) Maintain Corporate Existence, etc.: Maintain its corporate existence, rights and power under the laws of the Province of Ontario and qualify and remain duly qualified to do business and to own property in the Province of Ontario.

           (ii) Compliance with Laws, etc.: Except to the extent contested in good faith, comply in all material respects with all Applicable Law.

           (iii)     Maintain Registration under the Regulatory
                     Legislation: Maintain its registration under the Regulatory Legislation.

           (iv) Compliance with all Material Agreements: Perform promptly and faithfully all of its obligations under this Agreement and in all material respects with each of the other Material Agreements to which it is a party.

           (v) Reporting Requirements: Furnish or cause to be furnished to OCC:

                  (I) as soon as available and in any event within 90 days after the end of each fiscal year of the Operator, audited balance sheets of the Operator as of the end of such year and statements of income, surplus and changes in financial condition of the Operator for such year, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, if such figures were prepared for the previous fiscal year, all in reasonable detail and accompanied by (x) a report upon each thereof, of independent public accountants of recognized national standing acceptable to OCC, which report would state that such financial statements present fairly the financial position of the Operator as at the dates indicated and the results of its operations and changes in its financial position for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior years and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and (y) a certificate of the Chief Financial Officer of the Operator, certifying that such financial statements present fairly, in accordance with generally accepted accounting principles on a basis consistent with such prior fiscal periods, the information contained therein;

                (II) promptly after the filing or receiving thereof, copies of all reports and notices which the Operator files with or receives from the Gaming Control Commission relating to non-compliance with the Regulatory Legislation; and

               (III) such other information respecting the condition or operations, financial or otherwise, of the Operator or the Interim Casino Complex as OCC may from time to time reasonably request.

           (vi) Keeping of Records and Books of Account, etc.:
                Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting in all material respects all financial transactions of the Operator.

           (vii) Inspection: Permit in accordance with and subject to Applicable Law any authorized representatives designated by OCC to visit and, upon notice, inspect any of the properties of the Operator, including its books of account and all other property, books and records relating to the Interim Casino Complex, and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers and (upon reasonable notice to the Operator setting forth the purpose of such discussion) its independent public accountants (and by this provision the Operator authorizes such accountants to discuss with such representatives the affairs, finances and accounts of the Operator, provided that a representative of the Operator shall be entitled to be present during such discussions), all at such times and as often as may be requested, provided that (i) OCC would not have any duty to make or cause to be made any such inspection and shall not incur any liability or obligation for not making any such inspection, for not making the same carefully or properly, or for not completing the same, and (ii) the fact that such inspection may not have been made by OCC or any representative thereof would not relieve the Operator of any obligations it might otherwise have under any of the Material Agreements. OCC acknowledges and agrees that in exercising its rights under this Subsection 6.1(g), it shall use its reasonable efforts to cause the minimum disruption to the Operator's performance of its obligations hereunder.

           (viii) Working Capital: Maintain at all relevant times such working capital of the Operator as may be required by the Gaming Control Commission but only by limiting distributions to the shareholders of the Operator of the Operator's net income but not limiting distributions for the reimbursement of Pre-Opening Expenses.

           (ix) Canadian Procurement: To the extent permitted by Applicable Law, whenever reasonably practicable in the performance of its duties hereunder and on the basis of comparable quality and price, purchase materials from, and retain the services of, Canadian manufacturers and suppliers.

           (x) Change of Officers: Obtain OCC's approval to the identity of any new President or Chief Financial
                Officer of the Operator.

           (xi) Windsor Raceway: Participate with OCC in discussions and initiatives instituted with representatives of Windsor Raceway.

           (xii) Customer Data Base: Develop and maintain a customer data base for the Interim Casino Complex, which will be the property of OCC, and which will not be made available to any of the Participants or their Affiliates without the consent of OCC and the other Participants.

           (xiii)    Operating Policies:  Obtain OCC's prior
                     approval to any significant changes to the standards, policies and procedures set forth in the Approved Operating Policies.

      (b) Negative Covenants of the Operator: During the term of this Agreement, the Operator agrees that it will not without the written consent of OCC:

           (i) Business: Engage in any business other than the operation of the Interim Casino Complex and the development and financing of the Permanent Casino Complex and other activities incidental or related thereto.

           (ii) Liens, etc.: Directly or indirectly create or incur any lien on or with respect to the Interim Casino Complex or any other property or asset (including any document or instrument in respect of goods or accounts receivable) of the Operator, whether now owned or held or hereafter acquired, or assign or otherwise convey any right to receive the proceeds or income therefrom, except for Permitted Encumbrances.

           (iii) Debt: Directly or indirectly create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any debt except Permitted Debt.

           (iv) Easements, Improvements: Forfeit, surrender, diminish or terminate any claim, lease, easement, privilege, use, right-of-way, authorization or consent (existing on the date hereof or hereafter acquired) necessary to the operation of the Interim Casino Complex or, other than in connection with the Renovations, alter, remove or demolish any improvement in any manner or respect which would or might have a material adverse effect on the value of the Interim Casino Complex taken as a whole.

           (v) Transfer of Shares: Permit the transfer of any shares of the Operator by any shareholder of the Operator other than as permitted by Subsection 6.4(a).

           (vi) Participant Transactions: Apprise OCC prior to entering into any material transaction with any of the Participants or with any Affiliates of a Participant including any guarantee by the Operator of any obligations of any such Person, other than as may be expressly permitted by this Agreement or the then current Approved Operating Budget.

           (vii)     Consolidation, Merger, Sale of Assets, etc.:

                  (I)     Consolidate with, amalgamate or merge
                          into any other Person or permit any other
                          Person to consolidate with, amalgamate or merge into it;

                 (II) sell, lease, abandon or otherwise dispose of all or substantially all of its assets; or

                (III)     liquidate, dissolve, wind-up, continue
                          under another jurisdiction or reorganize.

      (c) Affirmative Covenants of the Participants: In addition to the other covenants and obligations to be performed by the Participants hereunder, each Participant severally agrees with respect to itself to do the following during the term of this
Agreement:

           (i) Maintain Corporate Existence: Maintain and keep in full force and effect its corporate existence and power except as to a transaction permitted by Subsection 6.4(c).

           (ii) Reporting Requirements: In order that OCC shall continue to be apprised of its financial condition, promptly furnish or cause to be furnished to OCC copies of any reports or documents that the Participant and any of its Affiliates files as a matter of public record with the Securities and Exchange Commission or any national securities exchange.

           (iii) Seek to cause Operator to comply with certain obligations under the Material Agreements:
                     Subject to the Shareholders' Agreement, take reasonable steps consistent with its powers as a shareholder to cause the Operator to comply with this Agreement, except for the Operator's obligations under Subsections 6.1(b), (c), (d) and (h) and Section 6.2.

           (iv) Participant Services: During the term of this Agreement make available to the Operator the Participant Services on such terms as may be agreed, failing which such services must be provided at cost (exclusive of any overhead, administration or other charge having a profit component), such services to be provided by the Operator at cost (as defined above) for the use of the Interim Casino Complex and, if requested by the Operator, distribute to those persons listed in the Participant Data Bases mailings, solicitations and other promotional material in respect of the Interim Casino Complex at cost (exclusive of any overhead, administration or other charge having a profit component).

           (v) Shareholders' Agreement: Ensure that the Shareholders' Agreement will at all times contain a resolution dispute mechanism to make certain that no deadlock situation will exist between the Participants with respect to the business, operation and affairs of the Operator. The Participant agrees to provide OCC with a true copy of the Shareholders' Agreement and any amendments made thereto from time to time promptly following the execution of the same by the Participant.

      (d) Negative Covenants of Participants: During the term of this Agreement, each Participant severally agrees with respect to itself that it will not without the written consent of OCC:

           (i) No Transfer of Securities of Operator during Term of Operating Agreement: Transfer directly or indirectly any shares of the Operator beneficially owned directly or indirectly by the Participant except for (a) in connection with a transaction permitted by Subsection 6.4(c); (b) a transfer to a Person Controlled by or under common Control with a Participant; (c) a transfer to another Participant;
                (d) a transfer as may be required under Applicable Law or by any Governmental Authority; and (e) a transaction permitted by the Master Agreement.
           (ii) No Transactions with the Operator: Enter into any material transaction with the Operator other than as expressly permitted under this Agreement or the then current Approved Operating Budget without OCC first being apprised.

           (iii) Limitations on Corporate Transactions: (i) Consolidate with, amalgamate or merge into any other Person or permit any other Person to consolidate with, amalgamate or merge into it unless the Participant or any surviving entity continues to be bound by the obligations of the Participant under this Agreement and the Shareholders' Agreement and any other Material Agreements to which the Participant is a party, or (ii) enter into any other form of transaction whereby the Participant's corporate existence terminates unless a Person acquiring a substantial part of the gaming business of the Participant assumes the Participant's liabilities and obligations under this Agreement, the Shareholders' Agreement and any other Material Agreements to which the Participant is a party.

      (e) Insurance: OCC and the Operator agree that insurance will be acquired and maintained with mutually acceptable insurers with respect to the maintenance and operation of the Interim Casino Complex, including its properties, employees and business, against loss or damage of the kinds customarily insured against by prudent persons of established reputation engaged in the same or similar businesses and of similar situations and size, of such types and in such amounts as are customarily carried under similar circumstances by such persons, which insurance will include property insurance at a minimum as required by the Interim Casino Lease, for the types of claims contemplated by Section 8.3 and in respect of the matters contemplated by Section 8.5. Proceeds of property insurance shall be used to fulfill the obligations of OCC under the Interim Casino Lease and, where it is commercially reasonable to do so, shall be applied to rebuild the Interim Casino Complex. OCC, the Operator and the Participants will be named insureds or additional insureds, as the case may be, under such insurance and there shall be a waiver of subrogation. All liability insurance shall be primary and non-contributing as to the Operator and the Participants and include such other provisions which are customary in this type of arrangement.


                           ARTICLE SEVEN

                       INTELLECTUAL PROPERTY

      (a) Intellectual Property of OCC and the Operator: The Operator and the Participants acknowledge and agree that the trade mark and trade name "CASINO WINDSOR" and any design relating thereto are the sole property of OCC which shall include any trade mark, trade name or design developed specifically for use in conjunction with or to identify Casino Windsor. OCC agrees to grant to the Operator a royalty-free, non-transferable right to use the trade mark and trade name "CASINO WINDSOR" and any design relating thereto in connection with the operation, advertising and promotion of the Interim Casino Complex during the term of this Agreement, and OCC and the Operator shall enter into a licence agreement governing the use of such property on terms satisfactory to OCC acting reasonably. The parties acknowledge and agree that all software or know-how acquired or developed by the Operator from time to time for use in connection with the Interim Casino Complex shall be, as between OCC and the Operator, the sole property of the Operator. The Operator agrees to grant to OCC a perpetual (notwithstanding the termination of this Agreement), royalty-free right to use upon the termination of this Agreement such know-how and software including source code and documentation in connection with the operation, advertising and promotion of casinos conducted and managed by OCC and the Operator and OCC shall enter into a licence agreement during the term of this Agreement governing the use of such know-how and software on terms satisfactory to OCC acting reasonably. No such use or anything contained in this Agreement shall confer any proprietary or other rights in such Intellectual Property upon any third parties.

      (b) Participants' Individual Intellectual Property: OCC acknowledges that each of the Participants and their Affiliates are and may become from time to time, owners or licensees, of trademarks, trademark applications, service marks, service marks applications, copyrights, copyright applications, and similar logos and designs. The Operator may, to the extent that it deems appropriate for the purposes of carrying out its agreements and obligations hereunder, but is not required to, utilize, and the Participants may, but are not required to, provide such Intellectual Property in connection with the operation of the Interim Casino Complex but neither such use nor anything contained in this Agreement shall confer any proprietary or other rights in such Intellectual Property upon OCC or any third parties. To the extent such Intellectual Property is provided, the Operator may enter into licence agreement(s) so that such Intellectual Property may be utilized by the Operator during the term of this Agreement. Such licence agreements, if any, shall provide such Intellectual Property on such terms and conditions, including royalties, as such Participant (or Affiliate) and the Operator may agree and contain provisions for the protection of the rights of the Participant, as appropriate, in such Intellectual Property. The Operator, to the extent that it deems appropriate for the purposes of carrying out its agreements and obligations hereunder, may utilize such Intellectual Property in connection with the operation, advertising and promotion of the Interim Casino Complex on the basis of such terms and conditions, including royalties, as reflect the terms and conditions on which such Intellectual Property was provided to the Operator by such Participant for such use. Nothing herein shall oblige the Participant to provide such Intellectual Property for such use.

      (c) Collective Intellectual Property of Participants: OCC acknowledges that the Participants are, and may become from time to time collectively the owners or licensees of certain Intellectual Property developed solely for use in connection with the operation, advertising or promotion of the Interim Casino Complex or other Participant Properties collectively operated or managed by the Participants or their Affiliates and which such Participants make generally available to such collectively managed Participant Properties. The Operator may, to the extent that it deems appropriate for the purposes of carrying out its agreements and obligations hereunder, utilize such Intellectual Property in connection with the operation, advertising or promotion of the Interim Casino Complex. The Participants agree to grant to the Operator a non-transferable right to use such Intellectual Property in connection with the operation, advertising and promotion of the Interim Casino Complex during the term of this Agreement, and the Operator and the Participants shall enter into a licence agreement governing the use of such Intellectual Property on terms satisfactory to the Participants acting reasonably. The Operator, to the extent it deems appropriate for the purposes of carrying out its agreements and obligations hereunder, may utilize such Intellectual Property in connection with the operation, advertising and promotion of the Interim Casino Complex on a royalty-free basis (or for a royalty chargeable as an Operating Expense not in excess of and credited against the Operator's Fee).


                           ARTICLE EIGHT

                    OPERATOR'S FEE AND EXPENSES

      (a)  Operator's Fee:

           (i) In consideration of the Operator's performance of services under this Agreement, the Operator shall pay itself from the Casino Accounts a fee equal to the aggregate of the following (collectively the "Operator's Fee"):

                (A) 2.75% of the Gross Operating Receipts in each Operating Year (the "Base Fee"); and

                (B)  5% of the Net Operating Margin in each
                     Operating Year (the "Incentive Fee").

           (ii) The Operator's Fee and GST thereon shall be payable in monthly instalments concurrently with the delivery to OCC of the monthly reports described in Subsection 4.3(a) and the payment to OCC pursuant to Subsection 4.3(d)(xii), if any. The monthly instalments of the Base Fee shall be an amount equal to 2.75% of Gross Operating Receipts for the preceding month. The monthly instalments of the Incentive Fee shall be an amount equal to the difference determined by subtracting (i) the aggregate of the monthly instalments of the Incentive Fee theretofore paid with respect to the preceding months in the then current Operating Year, from (ii) 5% of the Net Operating Margin for the then current Operating Year through the end of the preceding month.

           (iii) If the annual statement to be delivered by the Operator to OCC under Subsection 4.3(1) shall show that the aggregate of the monthly instalments of the Operator's Fee paid with respect to the preceding Operating Year shall exceed or be less than the Operator's Fee as shown in such annual statement for such Operating Year, then the Operator shall forthwith deposit into, or withdraw from the Casino Accounts, the amount of such overpayment or underpayment, as the case may be.

           (iv) The Operator agrees to defer payment of the Operator's Fee for a period not exceeding three months in the event there are insufficient funds in the Casino Accounts to pay or reserve for the items set forth in Subsections 4.3(d)(i) to (x).

           (v) The Operator shall have no recourse against Her Majesty or OCC or their respective assets for the payment of the Operator's Fee except as set out in this Section 8.1 and Sections 4.5, 4.8 and 11.2.

      (b) Salaries and Expenses: The following salaries and expenses shall constitute expenses properly chargeable and payable as an Operating Expense to the extent incurred in accordance with the then current Approved Operating Budget:

           (i) salaries and expenses of any employees of the Operator or a Participant employed exclusively with respect to the Interim Casino Complex (including the costs of "fringe benefits" and the costs of all statutory benefit programs payable with respect to such employees, including without limitation, unemployment insurance, worker's compensation, employees health tax and pensions) and all GST payable thereon in accordance with Subsection 4.3(d)(iii); and

           (ii) out-of-pocket expenses paid by the Operator to third parties in accordance with this Agreement and associated with the operation of the Interim Casino Complex, including without limitation, legal fees, costs of brochures, surveys, advertising and other promotion, and all GST payable thereon in accordance with Subsection 4.3(d)(iii), but excluding travel and entertainment expenses incurred by the employees of the Operator not reasonably allocated to the operation of the Interim Casino Complex (unless incurred relating to work pertaining directly and solely to the Interim Casino Complex).

Except for the salaries and expenses of the Operator referred to in
(a) and (b), no charge other than the Operator's Fee or agreed to specifically with OCC shall be made by the Operator nor shall the Operator be entitled to recover any off-site administrative, overhead and indirect costs of the Operator or the salaries or "fringe benefit" costs, travelling, education, training, entertainment or overhead expenses with respect to the provision of supervision, control and accounting personnel of the Operator engaged on a part-time basis in work pertaining to the Interim Casino Complex, unless such personnel are specifically allocated to the Interim Casino Complex. The salaries and expenses of employees of any Participant shall not constitute expenses properly chargeable and payable as an Operating Expense unless (a) they are incurred in accordance with the then current Approved Operating Budget, and (b) to the extent such salaries and expenses are not specifically allocated to the Interim Casino Complex, they are allocated on a reasonable basis in relation to the time and expenses incurred in connection with the operation of the Interim Casino Complex. All expenses incurred by the Operator in performing its duties under this Agreement shall be charged by the Operator at net cost as reduced by all available input tax credits and OCC shall receive credit for all available rebates, commissions, discounts and allowances. OCC acknowledges that the GCC Levy shall be paid by OCC and such amount shall not be an expense or liability of the Operator. OCC agrees to notify the Operator in writing if it becomes a prescribed registrant pursuant to subsection 188(5) of the ETA within two days of such event.

      (c)  Third Party Claims:

           (i) If any third party claim, action or proceeding ("claim") is commenced by any Person against the Operator, any of the Participants or OCC arising out of its performance or non-performance of this Agreement or arises out of any event happening in or about the Interim Casino Complex or occurring in connection with the operation or development thereof, regardless of whether any such claim is caused or contributed to by or results from the negligence of the Operator, OCC, the Participants, Affiliates, employees, directors, members, officers, agents or independent contractors, the Operator, the Participant or OCC shall first have recourse to the benefit of the insurance coverage maintained in respect of the Interim Casino Complex then in effect. In the event the insurance proceeds are insufficient or there is no insurance coverage to satisfy a claim, the parties agree to establish an appropriate reserve funded out of Gross Revenues (a "Contingency Reserve") in respect of such claim. A party subject to a claim shall be entitled to withdraw from the Contingency Reserve the amount of the Losses suffered or incurred by it in connection with the claim provided the claim did not arise out of the wilful misconduct of such party. If for any reason no Contingency Reserve is established or the monies in the Contingency Reserve are insufficient to pay such Losses, such Losses or any part thereof not paid from the Contingency Reserve shall be paid from future Gross Revenues as an Operating Expense provided the claim did not arise out of the wilful misconduct of the party whether the loss resulted from the active or passive negligence of such person. In the event that there is a balance remaining in the Contingency Reserve and there are no outstanding claims, OCC shall be entitled to 95% of the balance and the Operator shall be entitled to 5% of the balance.

           (ii) From and after the termination of this Agreement, OCC agrees that any Losses suffered or sustained by the Operator or any Participant as a result of any claim shall, whether the result of active or passive negligence of the Operator and any of the Participants, as the case may be, to the extent such Losses did not arise out of the wilful misconduct of the Operator or such Participant, and were not recovered by the Operator or such Participant during the term of this Agreement, and are not otherwise recoverable under any policies of insurance then in effect, shall be recoverable from:

                 (I) the interest of OCC in the Interim Casino Complex and any assets relating directly thereto;

                (II)      the interest of OCC in the Permanent
                          Casino Complex and any assets relating
                          directly thereto; and

               (III) the Gross Revenues (and for the purposes of this Subsection 8.3(b), "Gross
                          Revenues" includes revenues received from or in respect of the Permanent Casino
                          Complex).

                No recourse pursuant to this Subsection 8.3(b) shall be had by the Operator or the Participants against OCC or Her Majesty or their respective undertaking, property and assets other than with respect to the assets referred to in items (i),
                (ii) and (iii) above.

      (d) Concessions: The Operator shall not accept for its own account in the execution of its duties under this Agreement any commissions, reductions, finder's fees or other concessions from tradesmen, suppliers, contractors, insurers or other third parties. If such concessions are received by the Operator, they shall be remitted to or credited to OCC and deposited to the Operating Account forthwith after receipt.

      (e) Business Loss Insurance: In the event that the operation of the Interim Casino Complex or a portion thereof is suspended or terminated by reason of an event in respect of which business loss insurance is payable, the Operator and OCC shall receive such amounts in respect of the loss of the Operator's Fee and the amount referred to in Subsection 4.3(d)(xii) to which they may be entitled under such policies.


                           ARTICLE NINE

                          NON-COMPETITION

      (a)  Non-Competition/Right of First Offer:

           (i) Each of the Operator and the Participants agrees that it will not (without the prior written consent of OCC) at any time during the term of this Agreement directly or indirectly, either individually or in partnership or jointly or in conjunction with any person as principal, agent, shareholder or in any other manner whatsoever, carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit either of their names or any part thereof to be used or employed by any person engaged in or concerned with or interested in any business involving the conduct, management or operation of Games of Chance similar to or competitive with the businesses being carried on in and at the Interim Casino Complex within 125 kilometres of the Interim Casino Complex. For greater certainty, the parties acknowledge and agree that (i) the solicitation by any of the Participants of actual or potential customers of the Interim Casino Complex within such area, unless such solicitation occurs in connection with a breach of the Operator's obligation in Subsection 6.1(l) to not make available to any of the Participants or their Affiliates the customer data base for the Interim Casino Complex, shall not constitute a breach of this covenant and (ii) the City of Cleveland and its suburbs are outside the 125 kilometre radius.

           (ii) OCC agrees that it will not (without the prior written consent of the Operator) at any time during the term of this Agreement, conduct or manage another casino within 125 kilometres of the Interim Casino Complex (other than any casinos operated on lands reserved for Indians) unless OCC provides the Operator with a first opportunity to negotiate, on an exclusive basis, for a period not exceeding 60 days, terms upon which the Operator (or an Affiliate of the Operator) would establish and operate such a casino for and on behalf of, and under the supervision and direction of, OCC. If OCC and the Operator are not able to agree upon such terms within such period, OCC shall then be entitled to conclude third party arrangements for the establishment and operation of such casino on terms less favourable to a third party operator than those that had been the subject of unsuccessful negotiations with the Operator (as evidenced by the terms and conditions on which OCC had last indicated to the Operator it would be prepared to engage the Operator (or its Affiliate)).


                            ARTICLE TEN

                         EVENTS OF DEFAULT

      (a) Events of Default: The following events if not cured or remedied within the applicable period stated below shall constitute an event of default (each, an "Event of Default") under this
Agreement:

           (i) the Operator fails to make any payment when due to OCC under this Agreement and any such failure remains unremedied for five days after notice thereof by OCC to the Operator;

           (ii) any representation or warranty made by the Operator or any of the Participants under this Agreement proves to have been incorrect in any material respect when made;

           (iii) the Operator fails to perform or observe any other term, covenant or agreement contained in this Agreement in any material respect (other than the covenant under Subsection 6.1(c) the event of default in respect of which is set forth in paragraph (h) below) and any such failure remains unremedied for 30 days after the date on which the Operator receives notice of such failure from OCC or such longer period as may be reasonably regarded as necessary to remedy such failure, provided that the Operator has commenced within a reasonable time and in good faith the remedying of such failure within such 30 day period and thereafter prosecutes to completion with diligence and continuity the remedying thereof;

           (iv) any Participant fails to perform or observe any term, covenant or agreement contained in this Agreement in any material respect and any such failure remains unremedied for 30 days after the date on which the Participant receives notice of such failure from OCC, or such longer period as may be reasonably regarded as necessary to remedy such failure, provided that such Participant has commenced within a reasonable time and in good faith the remedying of such failure within such 30 day period and thereafter prosecutes to completion with diligence and continuity the remedying thereof or one or more of the remaining Participants not in default promptly and unconditionally assume(s) the obligation of such Participant hereunder and, to the extent permitted by Applicable Law, use its reasonable efforts in a commercially reasonable manner to acquire such Participant's interest in the Operator;

           (v) the Operator or any of the Participants admits its insolvency or makes a general assignment for the benefit of creditors or any proceeding is instituted by the Operator or any of the Participants seeking relief or giving notice of its intention to seek relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, receiver and manager, trustee, custodian or other similar official for it or any substantial part of its property and assets or the Operator or any of the Participants takes any corporate action to authorize any of the foregoing, unless in the case of a Participant one or more of the remaining Participants promptly and unconditionally assume(s) the obligations of such Participant hereunder and, to the extent permitted by Applicable Law, use its reasonable efforts in a commercially reasonable manner to acquire such Participant's interest in the Operator;

           (vi) any proceeding is instituted against the Operator or any of the Participants seeking to have an order for relief entered against it as a debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, receiver and manager, trustee, custodian or similar official for it or for any substantial part of its property and assets and such proceedings are not or are no longer being contested in good faith by appropriate proceedings but in no event longer than 45 days from the institution of such first-mentioned proceedings, unless in the case of a Participant one or more of the remaining Participants promptly and unconditionally assume(s) the obligations of such Participant hereunder and, to the extent permitted by Applicable Law, use its reasonable efforts in a commercially reasonable manner to acquire such Participant's interest in the Operator;

           (vii) the Operator is in default in the performance of any of the terms, covenants and agreements contained in any agreement (beyond any period of time provided in such agreement to cure such default) to which it is a party which materially impairs the ability to carry on its business and such material impairment continues for a period of 15 days; and

           (viii) the registration of the Operator under the Regulatory Legislation is suspended or revoked for a period of 14 or more days during any 12 month period.

      (b) Commencement of Grace Period: In the event there is a dispute as to whether an event giving rise to an Event of Default has occurred any applicable grace or cure period shall commence on the date of the determination of such dispute.


                          ARTICLE ELEVEN

                            TERMINATION

      (a) Termination: This Agreement will terminate (except to the extent necessary to give effect to the provisions of this Article Eleven, including Sections 11.3 and 11.4) in any of the following cases:

           (i) upon the expiry of 60 days after notice given by OCC to the Operator if an Event of Default shall have occurred;

           (ii) upon the expiry of 180 days after notice given by OCC to the Operator in the event of a termination (other than by effluxion of time) of the Permanent Casino Heads of Agreement or the Master Agreement by reason of the decision of OCC not to extend the Master Agreement Deadline or the Final Closing Deadline (as such terms are defined in the Permanent Casino Heads of Agreement);

           (iii) upon the expiry of 60 days after notice given by OCC to the Operator in the event of a termination (other than by effluxion of time) of the Permanent Casino Heads of Agreement or the Master Agreement other than for the reason set out in (b) above; and

           (iv) upon the expiry of 60 days after notice given by the Operator to OCC of an Operator Termination
                Event (as hereinafter defined).

For the purposes of this Article Eleven, "Operator Termination
Event" means if any of the following events shall occur:

                  (I) OCC shall fail in a material respect to keep, observe or perform any covenant, agreement or term or provision of this Agreement to be kept, observed or performed by OCC, or shall be in breach of any representation or warranty and such default shall continue for a period of 30 days after notice thereof by the Operator to OCC; or

                 (II) by reason of Force Majeure or a change in Applicable Law or the application thereof to the operation of the Casino, the operation of the Casino shall, in a material respect, be suspended, or the ability of the Operator to operate the Casino shall be materially impaired, and any such suspension or impairment shall continue for a period of six months or more (in the case of Force Majeure) or a period of three months or more (in the case of Applicable Law) and provided that the Operator shall have notified OCC within 10 Business Days of the date which the Operator alleges to be the commencement of such six-month or three-month period; or

                (III) an event shall occur or state of facts be found to exist with respect to the Casino, including its continued operation, which has resulted in written notification to a Participant or an Affiliate of a Participant from a regulatory agency threatening, and which such Participant exercising its best judgment in good faith determines will likely lead to, a revocation of a material gaming licence or application for renewal of an existing material gaming licence of such Participant or any of its Affiliates in the States of New Jersey or Nevada in the United States of America; or

                 (IV) any increase(s) in the Win Tax or the levying of or any increase(s) in any Impositions affecting the Casino which, individually or in the aggregate, materially adversely affects the operating profit of the Casino.

      (b) Pre-Opening Expenses: In the event of termination of this Agreement pursuant to Section 11.1, OCC shall, on the Reimbursement Date, pay to the Operator the then outstanding Pre-Opening Expenses together with any GST payable by OCC thereon, plus all accrued and unpaid interest thereon at the Reimbursement Rate of Interest (the "Outstanding Pre-Opening Expenses") and all outstanding and unpaid Operator's Fee, provided that the obligation of OCC to reimburse the Operator in respect of any Outstanding Pre-Opening Expenses or outstanding and unpaid Operator's Fee as aforesaid shall be subject to the following conditions:

           (i) in the case of any Outstanding Pre-Opening Expense incurred for the supply of materials, OCC or its nominee shall be entitled to obtain the Operator's interest in and obligations with respect to such materials and the benefits and obligations of the Operator in any warranties and guarantees issued by the supplier of such materials;

           (ii) in the case of any Outstanding Pre-Opening Expense incurred for the supply of services, OCC or its nominee shall be entitled to assume the benefits and obligations of the Operator under such contract for services without the payment of any penalty or other amount by OCC or its nominee or further consent (or if further consent shall be required such consent shall be obtained by the Operator) and where OCC elects to assume a contract for services, OCC shall indemnify the Operator with respect thereto; and

           (iii) the amount of the Operator's Fee asserted by the Operator to be outstanding and unpaid is accurate, and for this purpose the Operator agrees to provide OCC with audited financial statements as required by Subsection 4.3(l) for the period in question.

For the purposes of this Section 11.2, "Reimbursement Date" means a date which is no later than 180 days after this Agreement is terminated.

      (c) Remedies Preserved: Any termination of this Agreement pursuant to Section 11.1 shall be without prejudice to any rights or remedies available to the parties hereto under this Agreement in the event of the occurrence of any of the events set forth in
Section 11.1 and the resultant termination pursuant thereto.

      (d) Establishment of Severance Reserve: The Operator and OCC agree that for each Operating Year they will establish in the Approved Operating Budget a reserve out of Gross Revenues (the "Severance Reserve") to satisfy all obligations and liabilities arising out of the termination or lay-off of employees of the Operator employed at the Interim Casino Complex (other than the Executive Staff in respect of whom the Operator has not waived its rights under Section 14.12) in connection with the termination of this Agreement.

      (e) Withdrawals from Severance Reserve: Upon the termination of this Agreement the Operator shall be entitled to withdraw from the Severance Reserve maintained in the Casino Accounts amounts required by the Operator to satisfy all obligations and liabilities arising out of the termination or lay-off of employees of the Operator employed at the Interim Casino Complex (other than the Executive Staff in respect of whom the Operator has waived its rights under Section 14.12) in connection with the termination of this Agreement. If the monies in the Severance Reserve are insufficient to pay all such severance liabilities, OCC shall be responsible for 95% of the deficiency and the Operator shall be responsible for 5% of the deficiency. In the event there is a balance remaining in the Severance Reserve after paying all such severance liabilities, OCC shall be entitled to 95% of the balance and the Operator shall be entitled to 5% of the balance.


                          ARTICLE TWELVE

                            INDEMNITIES

      (a) Indemnification by Operator: The Operator agrees to indemnify and save harmless OCC from all Losses suffered or incurred by OCC as a result of:

           (i) any breach by the Operator of, or any inaccuracy of any representation or warranty of the Operator contained in this Agreement; and

           (ii) any wilful breach or wilful non-performance by the Operator of any covenant to be performed by it which is contained in this Agreement;

provided that the Operator shall not be required to indemnify or save harmless OCC for any Losses attributable to the wilful misconduct of OCC.

      (b) Indemnification by OCC: OCC agrees to indemnify and save harmless the Operator and the Participants from all Losses suffered or incurred by the Operator or any of the Participants as a result of:

           (i) any breach by OCC of or any inaccuracy of any representation or warranty contained in this Agreement; and

           (ii) any wilful breach or wilful non-performance by OCC of any covenant to be performed by it which is contained in this Agreement;

provided that OCC shall not be required to indemnify or save harmless the Operator or any of the Participants for any Losses occasioned by the wilful misconduct of the Operator or any of the Participants.

      (c)  Indemnification by Participants:

           (i) Each of the Participants severally agrees to indemnify and save harmless OCC from all Losses suffered or incurred by OCC as a result of:

                (A) any breach by such Participant of, or any inaccuracy of any representation or warranty of the Operator or such Participant contained in this Agreement; and

                (B) any wilful breach or wilful non-performance by such Participant of any covenant to be performed by the Operator or such Participant which is contained in this Agreement;

                provided that a Participant shall not be required to indemnify or save harmless OCC for any Losses attributable to the wilful misconduct of OCC.

           (ii) The obligations of the Participants under this Agreement, including in particular this
                     Article Twelve, are and shall be several (each as to an undivided one-third) and shall not be joint nor joint and several.

      (d) United States Taxes: All amounts payable by any Participant shall be paid free and clear and without deduction for any present or future taxes of any federal, state or local government or governmental subdivision or taxing authority in the United States, and the Participant shall pay and discharge and indemnify and hold harmless OCC from, all such taxes with respect to or measured by any payment made by the Participant pursuant to this Agreement or the performance of any obligations on, under or pursuant to this Agreement. If at any time the Participant is required by Applicable Law to make any deduction or withholding from any amount due under this Agreement, or any such amount in respect of such taxes, the Participant shall pay such amount that after payment of any such taxes to the appropriate taxing authority there shall be paid to OCC the amount otherwise payable in the absence of such taxes.

      (e) Timely Notice: Whenever a party shall become aware of any claim which would subject another party to the indemnity provisions of this Article Twelve, the party shall provide timely notice thereof to the other party.

      (f)  Limitation on Claims for Damages:

           (i) Notwithstanding the other provisions of this Article Twelve, the provisions in this Article Twelve shall apply only in respect of Losses suffered or incurred by the parties hereto other than Losses arising out of third party claims as contemplated by Section 8.3 and only to the extent such Losses are not otherwise recoverable from policies of insurance.

           (ii) Except as expressly set forth in this Article Twelve, OCC shall not have the right to make a claim for or recover damages, at law or in equity, against the Operator or any of the Participants for a breach of this Agreement.

      (g) No Subrogation: Nothing in this Agreement shall be deemed to create any right of recovery whether by way of subrogation or otherwise on the part of any insurance or surety company.


                         ARTICLE THIRTEEN

                        DISPUTE RESOLUTION

      (a) Mediation: Where any dispute arises between the Operator and OCC hereto as to any matter contemplated by or arising from the terms of this Agreement, the dispute shall be the subject of non-binding and without prejudice mediation by recourse to a Person or Persons generally recognized as having familiarity with and expertise in the matter which is the subject of the dispute (an "Expert"). Either party may initiate such mediation by giving notice to the other party to that effect. Within 10 Business Days after the delivery of such notice, each of OCC and the Operator shall meet and attempt to appoint a single Expert for non-binding and without prejudice mediation of such dispute. If OCC and the Operator are unable to agree on a single Expert then, upon notice given by either of them and within five Business Days of such notice, each of OCC and the Operator shall name a Person and the two Persons so named shall promptly thereafter choose the Expert. The Expert selected shall then promptly mediate the dispute between the parties and shall render its recommendation within 30 days of its appointment (the "Mediation Period"). The costs related to such mediation shall, in the absence of agreement between the parties to the contrary, be borne equally between the parties.
Each of the parties agrees that it will give substantial weight and due regard for the recommendation of the Expert. Notwithstanding the foregoing, following the Mediation Period, each of the parties shall be entitled to seek resolution of such dispute in accordance with its normal remedies and recourses available at law.


                         ARTICLE FOURTEEN

                              GENERAL

      (a) Notices: Any notice, demand, request, consent, agreement or approval which may or is required to be given pursuant to this Agreement shall be in writing and shall be sufficiently given or made if served personally upon the party for whom it is intended, or mailed by registered mail, return receipt requested or sent by telex, telecopy or telegram and in the case of:

           (i)  OCC, addressed to it at:

                1075 Bay Street
                6th Floor
                Toronto, Ontario
                M5S 2B1

                Telecopier:    (416) 325-0416

                Attention:  President

           (ii) the Operator, addressed to it at:

                108 City Centre
                333 Riverside Drive
                Windsor, Ontario
                N9A 7C5

                Telecopier:    (519) 258-2720

                Attention:  Michael D. Rumbolz, President

                - and to -

                Blake, Cassels & Graydon
                199 Bay Street
                Suite 2800, Commerce Court West
                P.O. Box 25
                Toronto, Ontario
                M5L 1A9

                Telecopier:    (416) 863-3033

                Attention:     John M. Tuzyk

                with a copy to each of the Participants

           (iii)     the Participants, addressed to them at:

                Caesars World, Inc.
                1801 Century Park East
                Los Angeles, California
                90067

                Telecopier:    (310) 552-9446

                Attention:     Philip L. Ball, Senior
                          Vice-President, Secretary
                          and Legal Counsel

                with a copy to the other Participants

                Circus Circus Enterprises, Inc.
                2880 Las Vegas Boulevard
                P.O. Box 14967
                Las Vegas, Nevada
                89114-4967

                Telecopier:    (702) 731-6262

                Attention:     Clyde T. Turner, President

                with a copy to the other Participants

                Hilton Hotels Corporation
                c/o Hilton Gaming Corporation
                2001 E. Flamingo Road
                Suite 114
                Las Vegas, Nevada
                89119

                Telecopier:    (702) 732-0027

                Attention:     Mark E. Thomas, Senior Vice President
                          and General Counsel

                with a copy to the other Participants

                - and in each case to -

                Blake, Cassels & Graydon
                199 Bay Street
                Suite 2800, Commerce Court West
                P.O. Box 25
                Toronto, Ontario
                M5L 1A9

                Telecopier:    (416) 863-3033

                Attention:     John M. Tuzyk



or to such other address or in care of such other officers as a party may from time to time advise to the other parties by notice in writing. The date of receipt of any such notice, demand, request, consent, agreement or approval if served personally or by telex, telecopy or telegram shall be deemed to be the date of delivery thereof (if such day is a Business Day and if not, the next following Business Day), or if mailed as aforesaid, the date of delivery by a postal authority.

      (b) Table of Contents and Headings: The table of contents hereto and the headings of any Articles, Section or part thereof are inserted for purposes of convenience only and do not form part hereof.

      (c) Enforceability: If any provision of this Agreement is determined to be invalid, illegal or unenforceable as written, such provision shall be enforced to the maximum extent permitted by Applicable Law.

      (d) Successors and Assigns: This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of each party hereto. This Agreement shall not be assigned by the Operator or the Participants without the prior written consent of OCC, which consent may be arbitrarily withheld.

      (e) Time of Essence: Time shall in all respects be of the essence hereof; provided, however, that the time for doing or completing any matter provided for herein may be extended or abridged by an agreement in writing signed by OCC and the Operator, or by their respective counsel who are hereby expressly appointed in that regard.

      (f) Approvals: Wherever the provisions of this Agreement contemplate an approval of, consent to, or a decision with respect to, any action, Person, document or plan by either party, this Agreement (unless the text hereof expressly states that such approval or consent may be arbitrarily or unreasonably withheld, or unless the text hereof expressly states that the time periods are to be otherwise, in which latter case this Section shall apply but the time periods shall be adjusted accordingly) shall be deemed to provide that:

           (i)  such request for approval, consent or decision shall:

                  (I)     clearly set forth the matter in respect
                          of which such approval, consent or
                          decision is being sought;

                 (II)     form the sole subject matter of the
                          correspondence containing such request
                          for approval, consent or decision; and

                (III) clearly state that such approval, consent or decision is being sought;

                otherwise such request shall be deemed never to have been made;

           (ii) such approval, consent or decision shall be in writing;

           (iii) such approval, consent or decision shall not be unreasonably withheld or delayed;

           (iv) the party whose approval or consent is requested shall, within 15 Business Days after receipt of such request, advise the other party by notice in writing either that it consents or approves, or that it withholds its consent or approval and in the latter case it shall set forth, in reasonable detail, its reasons for withholding its consent or approval; and

           (v) in the case of OCC, an approval, consent or decision hereunder shall not have been effectively given unless given by an officer or director of OCC, a member of the "Casino Project Team" established by Her Majesty and, in the case of an approval pursuant to Section 14.12, evidenced by a resolution of the board of directors of OCC.

      (g) Cooperation of Parties: The parties agree to use their reasonable efforts to cooperate with each other in the performance of their respective obligations under this Agreement provided that the failure of any party to provide such cooperation shall in no event relieve any other party hereto from the performance or observance of its obligations hereunder.

      (h) Force Majeure: Notwithstanding any other provision of this Agreement, if, by reason of Force Majeure, a party is unable to perform in whole or in part its obligations under this Agreement, then in such event and only during such period of inability to perform, such party shall be relieved of those obligations to the extent it is so unable to perform and such inability to perform, so caused, shall not make such party liable to the other, and any time period in which such obligation is to be performed shall be extended for such period of inability to perform. Every obligation in this Agreement shall be deemed to be subject to Force Majeure.

      (i) Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

      (j) Relationship of the Parties: Nothing herein shall be construed so as to make OCC a partner of the Operator or the Participants or, except as expressly provided herein, to render the Operator or the Participants the agent or other authorized representative of OCC for any purpose.

      (k) Third Parties: None of the rights or obligations hereunder of any party shall enure to the benefit of or be enforceable by any party other than the parties to this Agreement and their respective successors and permitted assigns.

      (l) Employment Solicitation: OCC agrees not to solicit the employment of the Executive Staff during the term of this Agreement and not to employ any of the Executive Staff for a period of 12 months after the termination (by effluxion of time or otherwise) of this Agreement, in each case without the Operator's prior written consent. The Operator and each of the Participants agrees not to solicit the employment of any officer, director or employee of OCC during the term of this Agreement and not to employ any officer, director or employee of OCC for a period of 12 months after the termination (by effluxion of time or otherwise) of this Agreement, in each case without OCC's prior written consent.

      (m) Disclosure: Each of the parties hereto acknowledges, agrees and consents to the disclosure of this Agreement as a matter of public record and further acknowledges and agrees that Applicable Law may require disclosure of information provided by any party hereto to any other party or parties hereto pursuant to or in connection with this Agreement. However, the parties acknowledge and agree that information provided by any party hereto to any other party or parties hereto pursuant to or in connection with this Agreement may comprise trade secrets or scientific, technical, commercial, financial or labour relations information, supplied in confidence, disclosure of which could reasonably be expected to prejudice significantly the competitive position or interfere significantly with the contractual or other negotiations of one or all of the parties or result in undue loss to one or all of the parties or undue gain to others. Further, such information may include information the disclosure of which could reasonably be expected to prejudice the economic interests of OCC or other provincial government institutions or its or their competitive position and the proposed plans, policies or projects of OCC or other provincial government institutions or the disclosure of which could reasonably be expected to result in premature disclosure of a pending policy decision or undue financial benefit or loss to a person. Accordingly, except as may be required by Applicable Law, all such information shall be kept confidential by the parties and shall only be made available to such of a party's employees and consultants as are required to have access to the same in order for the recipient party to adequately use such information for the purposes for which it was furnished.

      (n) Counterparts: This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.


                IN WITNESS WHEREOF this Agreement has been executed by the parties.


                                    ONTARIO CASINO CORPORATION


                                    by ___________________________


                                       ___________________________


                                    WINDSOR CASINO LIMITED


                                    by ___________________________


                                       ___________________________


                                    CAESARS WORLD, INC.


                                    by ___________________________


                                       ___________________________


                                    CIRCUS CIRCUS ENTERPRISES, INC.


                                    by ___________________________


                                       ___________________________


                                    HILTON HOTELS CORPORATION


                                    by ___________________________


                                       ___________________________

                    ONTARIO CASINO CORPORATION
       as agent of HER MAJESTY THE QUEEN IN RIGHT OF ONTARIO

                              - and -


                      WINDSOR CASINO LIMITED


                              - and -


                       CAESARS WORLD, INC.,
                CIRCUS CIRCUS ENTERPRISES, INC. and
                     HILTON HOTELS CORPORATION









                INTERIM CASINO OPERATING AGREEMENT






                           May 14, 1994

               INTERIM CASINO OPERATING AGREEMENT

                         TABLE OF CONTENTS



                            ARTICLE ONE

                            DEFINITIONS

      1.1  Definitions. . . . . . . . . . . . . . . . . . . . .  2
      1.2  Schedules. . . . . . . . . . . . . . . . . . . . . . 15
      1.3  Currency . . . . . . . . . . . . . . . . . . . . . . 15


                            ARTICLE TWO

                      APPOINTMENT OF OPERATOR

      2.1  Appointment of Operator as Independent Contractor. . 15
      2.2  Appointment of Operator as Agent . . . . . . . . . . 15
      2.3  Limitation on Authority of Operator. . . . . . . . . 15
      2.4  Access to Building . . . . . . . . . . . . . . . . . 16


                           ARTICLE THREE

                        PRE-OPENING PERIOD

      3.1  Pre-Opening Services . . . . . . . . . . . . . . . . 16
      3.2  Renovations. . . . . . . . . . . . . . . . . . . . . 16
      3.3  Parking Facility Arrangements. . . . . . . . . . . . 16
      3.4  Interim Casino Equipment . . . . . . . . . . . . . . 17
      3.5  Other Services . . . . . . . . . . . . . . . . . . . 17


                           ARTICLE FOUR

                         OPERATING PERIOD

      4.1  Services . . . . . . . . . . . . . . . . . . . . . . 18
      4.2  Annual Operating Budget. . . . . . . . . . . . . . . 19
      4.3  Accounting and Distribution of Funds . . . . . . . . 20
      4.4  No Duplication . . . . . . . . . . . . . . . . . . . 24
      4.5  Repayment of Deficiency Amounts. . . . . . . . . . . 24
      4.6  OCC Review of Financial Statements . . . . . . . . . 24
      4.7  Major Capital Improvements . . . . . . . . . . . . . 25
      4.8  Extended Deferrals . . . . . . . . . . . . . . . . . 25


                           ARTICLE FIVE

                  REPRESENTATIONS AND WARRANTIES

      5.1  Representations and Warranties of the Operator . . . 26
      5.2  Representations and Warranties of the
           Participants . . . . . . . . . . . . . . . . . . . . 27
      5.3  Representations and Warranties of OCC. . . . . . . . 28
      5.4  Survival of Representations and Warranties . . . . . 29


                            ARTICLE SIX

                             COVENANTS

      6.1  Affirmative Covenants of the Operator. . . . . . . . 29
      6.2  Negative Covenants of the Operator . . . . . . . . . 31
      6.3  Affirmative Covenants of the Participants. . . . . . 33
      6.4  Negative Covenants of Participants . . . . . . . . . 33
      6.5  Insurance. . . . . . . . . . . . . . . . . . . . . . 34


                           ARTICLE SEVEN

                       INTELLECTUAL PROPERTY

      7.1  Intellectual Property of OCC and the Operator. . . . 35
      7.2  Participants' Individual Intellectual Property . . . 35
      7.3  Collective Intellectual Property of Participants . . 36


                           ARTICLE EIGHT

                    OPERATOR'S FEE AND EXPENSES

      8.1  Operator's Fee . . . . . . . . . . . . . . . . . . . 36
      8.2  Salaries and Expenses. . . . . . . . . . . . . . . . 37
      8.3  Third Party Claims . . . . . . . . . . . . . . . . . 38
      8.4  Concessions. . . . . . . . . . . . . . . . . . . . . 39
      8.5  Business Loss Insurance. . . . . . . . . . . . . . . 39


                           ARTICLE NINE

                          NON-COMPETITION

      9.1  Non-Competition/Right of First Offer . . . . . . . . 40


                            ARTICLE TEN

                         EVENTS OF DEFAULT

      10.1 Events of Default. . . . . . . . . . . . . . . . . . 41
      10.2      Commencement of Grace Period. . . . . . . . . . 42



                          ARTICLE ELEVEN

                            TERMINATION

      11.1 Termination. . . . . . . . . . . . . . . . . . . . . 43
      11.2 Pre-Opening Expenses . . . . . . . . . . . . . . . . 44
      11.3 Remedies Preserved . . . . . . . . . . . . . . . . . 45
      11.4 Establishment of Severance Reserve . . . . . . . . . 45
      11.5 Withdrawals from Severance Reserve . . . . . . . . . 45


                          ARTICLE TWELVE

                            INDEMNITIES

      12.1 Indemnification by Operator. . . . . . . . . . . . . 45
      12.2 Indemnification by OCC . . . . . . . . . . . . . . . 46
      12.3 Indemnification by Participants. . . . . . . . . . . 46
      12.4      United States Taxes . . . . . . . . . . . . . . 46
      12.5 Timely Notice. . . . . . . . . . . . . . . . . . . . 47
      12.6      Limitation on Claims for Damages. . . . . . . . 47
      12.7      No Subrogation. . . . . . . . . . . . . . . . . 47


                         ARTICLE THIRTEEN

                        DISPUTE RESOLUTION

      13.1 Mediation. . . . . . . . . . . . . . . . . . . . . . 47



                         ARTICLE FOURTEEN

                              GENERAL

      14.1 Notices. . . . . . . . . . . . . . . . . . . . . . . 48
      14.2 Table of Contents and Headings . . . . . . . . . . . 50
      14.3 Enforceability . . . . . . . . . . . . . . . . . . . 50
      14.4 Successors and Assigns . . . . . . . . . . . . . . . 50
      14.5 Time of Essence. . . . . . . . . . . . . . . . . . . 50
      14.6 Approvals. . . . . . . . . . . . . . . . . . . . . . 50
      14.7      Cooperation of Parties. . . . . . . . . . . . . 51
      14.8 Force Majeure. . . . . . . . . . . . . . . . . . . . 51
      14.9 Governing Law. . . . . . . . . . . . . . . . . . . . 51
      14.10     Relationship of the Parties . . . . . . . . . . 52
      14.11     Third Parties . . . . . . . . . . . . . . . . . 52
      14.12     Employment Solicitation . . . . . . . . . . . . 52
      14.13     Disclosure. . . . . . . . . . . . . . . . . . . 52
      14.14     Counterparts. . . . . . . . . . . . . . . . . . 52